Exhibit 99.1

Community & Southern Holdings, Inc.

Consolidated Financial Statements

December 31, 2015 and 2014

Community & Southern Holdings, Inc.

Index

December 31, 2015 and 2014

Page(s)

Independent Auditor’s Report	1–2

Consolidated Financial Statements

Consolidated Balance Sheets	3

Consolidated Statements of Income	4

Consolidated Statements of Comprehensive Income	5

Consolidated Statements of Shareholders’ Equity	6

Consolidated Statements of Cash Flows	7

Notes to Consolidated Financial Statements — (Audited)	8–54

Management’s Report on Internal Controls	55

Independent Auditor’s Report

To the Board of Directors of

Community & Southern Holdings, Inc.

We have audited the accompanying consolidated financial statements of Community & Southern Holdings, Inc. and its subsidiaries (the “Company”), which comprise the consolidated balance sheets as of December 31, 2015 and 2014, and the related consolidated statements of income, comprehensive income, shareholders’ equity and cash flows for the years then ended. We also have audited Community & Southern Holdings, Inc.’s internal control over financial reporting as of December 31, 2015 based on criteria established in Internal Control - Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO).

Management’s Responsibility

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of effective internal control over financial reporting relevant to the preparation and fair presentation of the consolidated financial statements that are free from material misstatement, whether due to error or fraud. Management is also responsible for its assertion about the effectiveness of internal control over financial reporting, included in the accompanying Management’s Report on Internal Control over Financial Reporting.

Auditor’s Responsibility

Our responsibility is to express an opinion on the consolidated financial statements and an opinion on the Company’s internal control over financial reporting based on our audits. We conducted our audits of the consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and our audit of internal control over financial reporting in accordance with attestation standards established by the American Institute of Certified Public Accountants. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement and whether effective internal control over financial reporting was maintained in all material respects.

An audit of financial statements involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on our judgment, including assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the company’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances. An audit of financial statements also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. An audit of internal control over financial reporting involves obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control over financial reporting based on the assessed risk, and performing such other procedures as we considered necessary in the circumstances. We believe that the audit evidence we obtained is sufficient and appropriate to provide a basis for our opinions.

Definition and Inherent Limitations of Internal Control Over Financial Reporting

A company’s internal control over financial reporting is a process effected by those charged with governance, management, and other personnel, designed to provide reasonable assurance regarding the preparation of reliable financial statements in accordance with accounting principles generally accepted in the United States of America. Because management’s assessment and our audit were conducted to meet the reporting requirements of Section 112 of the Federal Deposit Insurance Corporation Improvement Act (FDICIA), our audit of the Company’s internal control over financial reporting included controls over the preparation of financial statements in accordance with accounting principles generally accepted in the United States of America and with the instructions to the Consolidated Financial Statements for Bank Holding Companies (Form FR Y-9C). A company’s internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and those charged with governance; and (iii) provide reasonable assurance regarding prevention or timely detection and correction of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent, or detect and correct misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Opinions

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Community & Southern Holdings, Inc. and its subsidiaries as of December 31, 2015 and 2014, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America. Also in our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2015, based on criteria established in Internal Control - Integrated Framework (2013) issued by the COSO.

Emphasis of a Matter

As discussed in Note 21, on October 19, 2015, the Company entered into a definitive merger agreement with Bank of the Ozarks, Inc.

/s/ PricewaterhouseCoopers LLP

Atlanta, GA

March 7, 2016

Community & Southern Holdings, Inc.

Consolidated Balance Sheets

December 31, 2015 and 2014

(In thousands of dollars, except share data)

	2015	2014
Assets
Cash and due from banks	$218,338	$203,956
Investment securities available-for-sale (amortized cost of $463,913 and $441,728, respectively)	464,481	444,883
Investment securities held-to-maturity (market value of $83,480 and $86,460, respectively)	80,368	82,903
Loans held for sale	2,373	1,981
Loans held for investment	3,147,558	2,422,287
Allowance for loan losses	(41,417)	(37,910)

Loans, net of allowance for loan losses	3,106,141	2,384,377
Premises and equipment	79,826	64,617
Other real estate owned	8,292	14,363
FDIC loss share receivable	—	34,464
Goodwill	44,514	23,084
Core deposit intangibles	14,428	9,738
Bank owned life insurance	85,040	62,424
Other assets	67,984	73,784

Total assets	$4,171,785	$3,400,574

Liabilities and Shareholders’ Equity
Liabilities
Deposits
Noninterest-bearing	$548,838	$365,084
Interest-bearing	3,139,949	2,470,942

Total deposits	3,688,787	2,836,026
Other borrowings	—	78,905
Other liabilities	22,854	50,573

Total liabilities	3,711,641	2,965,504

Shareholders’ equity
Common stock ($0.01 par value; 100,000,000 shares authorized; 36,949,266 shares issued and outstanding as of December 31, 2015 and 2014, respectively)	369	369
Additional paid-in capital	374,893	372,670
Retained earnings	84,110	59,461
Accumulated other comprehensive income	772	2,570

Total shareholders’ equity	460,144	435,070

Total liabilities and shareholders’ equity	$4,171,785	$3,400,574

The accompanying notes are an integral part of these consolidated financial statements.

Community & Southern Holdings, Inc.

Consolidated Statements of Income

For the Years Ended December 31, 2015 and 2014

(In thousands of dollars)

	2015	2014
Interest income
Interest and fees on loans	$150,343	$141,958
Interest and dividends on investment securities	13,366	13,045
Interest on other earning assets	432	343

Total interest income	164,141	155,346

Interest expense
Deposits	16,859	13,035
Other borrowings	1,472	1,602

Total interest expense	18,331	14,637

Net interest income	145,810	140,709

Provision for credit losses	11,582	8,954

Net interest income after provision for credit losses	134,228	131,755

Noninterest income
Service charges on deposit accounts	11,977	11,185
Securities gains, net	708	1,341
Gain on acquisition	—	2,278
Gain on sales of loans	3,281	1,273
Other	9,223	6,249

Total noninterest income	25,189	22,326

Noninterest expense
Salaries and employee benefits	51,271	46,784
Occupancy and equipment expense	12,155	11,345
Expense on loans and other real estate owned	3,947	4,087
Other real estate owned and repossession losses, net	141	3,162
Amortization expense	3,716	3,058
Loss on termination of FDIC loss share agreements	7,048	—
FDIC loss share receivable valuation adjustments	(466)	7,766
FDIC loss share receivable amortization	6,755	42,806
Other	38,537	29,880

Total noninterest expense	123,104	148,888

Income before income taxes	36,313	5,193

Income tax expense (benefit)	11,664	(1,651)

Net income	$24,649	$6,844

The accompanying notes are an integral part of these consolidated financial statements.

Community & Southern Holdings, Inc.

Consolidated Statements of Comprehensive Income

For the Years Ended December 31, 2015 and 2014

(In thousands of dollars)

	2015	2014

Net Income	$24,649	$6,844

Components of other comprehensive (loss) / income:
Unrealized (loss) / gain on available-for-sale securities arising during period (net of $666 and $1,530 tax, respectively)	(1,213)	2,874
Reclassification adjustment for net securities gains realized in earnings (net of $241 and $456 tax, respectively)	(467)	(885)
Amortization of unrealized gains on investment securities transferred from available-for-sale to held-to-maturity	(118)	(129)

Total other comprehensive (loss) / income	(1,798)	1,860

Comprehensive income	$22,851	$8,704

The accompanying notes are an integral part of these consolidated financial statements.

Community & Southern Holdings, Inc.

Consolidated Statements of Shareholders’ Equity

For the Years Ended December 31, 2015 and 2014

(In thousands of dollars)

				Accumulated
		Additional		Other	Total
	Common	Paid-in	Retained	Comprehensive	Shareholders’
	Stock	Capital	Earnings	Income (Loss)	Equity

Balance at January 1, 2014	$369	$370,139	$52,617	$710	$423,835

Net income	—	—	6,844	—	6,844

Change in accumulated other comprehensive income	—	—	—	1,860	1,860

Stock-based compensation expense	—	2,531	—	—	2,531

Balance at December 31, 2014	369	372,670	59,461	2,570	435,070

Net income	—	—	24,649	—	24,649

Change in accumulated other comprehensive income	—	—	—	(1,798)	(1,798)

Stock-based compensation expense	—	2,223	—	—	2,223

Balance at December 31, 2015	$369	$374,893	$84,110	$772	$460,144

The accompanying notes are an integral part of these consolidated financial statements.

Community & Southern Holdings, Inc.

Consolidated Statements of Cash Flows

For the Years Ended December 31, 2015 and 2014

(In thousands of dollars)

	2015	2014
Cash flows from operating activities
Net income	$24,649	$6,844
Adjustments to reconcile net income to cash provided by operating activities:
Net amortization/accretion of premiums and discounts	(32,092)	(44,196)
Provision for credit losses	11,582	8,954
Other real estate owned and repossession losses, net	141	3,162
Stock-based compensation expense	2,223	2,531
Deferred income tax expense (benefit)	8,838	(21,782)
Depreciation, amortization and accretion	4,346	3,545
Gain on acquisitions	—	(2,278)
Loss on termination of FDIC loss share agreements	7,048	—
Securities gains, net	(708)	(1,341)
Loss on extinguishment of other borrowings	909	—
Net change in loans held for sale	(392)	(14)
Net change in FDIC loss share receivable	16,912	73,803
Increase in cash surrender value of bank owned life insurance	(2,616)	(607)
Net change in other assets	4,212	2,232
Net change in other liabilities	1,895	(8,055)

Net cash provided by operating activities	46,947	22,798

Cash flows from investing activities
Net change in loans held for investment (originations, net of principal repayments)	(447,815)	(375,578)
Purchases of investment securities available-for-sale	(152,854)	(117,578)
Proceeds from maturities and calls of investment securities available-for-sale	83,980	78,784
Proceeds from sales of investment securities available-for-sale	65,825	109,552
Proceeds from calls and maturities of investment securities held-to-maturity	12,273	3,253
Purchases of investment securities held-to-maturity	(10,080)	(10,871)
Purchases of premises and equipment	(2,653)	(1,907)
Disposals of premises and equipment	3,921	1,620
Other adjustments in other real estate owned	1,266	5,928
Proceeds from sales of other real estate owned	14,323	40,935
Net cash acquired from acquisitions	373,238	74,891
Loss share termination settlement	(19,678)	—
Purchases of bank owned life insurance	(20,000)	—

Net cash used in investing activities	(98,254)	(190,971)

Cash flows from financing activities
Net change in deposits	146,781	174,058
Proceeds from other borrowings	180,000	70,000
Repayment of other borrowings	(261,092)	(89,000)

Net cash provided by financing activities	65,689	155,058

Change in cash and due from banks	14,382	(13,115)
Beginning of period	203,956	217,071

End of period	$218,338	$203,956

Supplemental disclosure of cash flow information
Transfers of loans to other real estate owned	$9,659	$15,322
Cash paid for interest	17,979	14,187
Cash paid for income taxes	24,561	18,544
Change in unrealized gain on investment securities available-for-sale	(2,587)	3,062

The accompanying notes are an integral part of these consolidated financial statements.

Community & Southern Holdings, Inc.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2015 and 2014

(In thousands of dollars, except share data)

1.	Summary of Significant Accounting Policies and Nature of Business

Community & Southern Holdings, Inc. (the “Company”), headquartered in Atlanta, Georgia, is a registered bank holding company with two banking subsidiaries: Community & Southern Bank (“CSB”) which operates branches in northern and central Georgia, including metro Atlanta, as well as Jacksonville, Florida and Community & Southern Risk Management, Inc. (“CSB Risk Management”) a captive insurance company established with the specific objective of insuring risks for the Company and a group of member banks. CSB is the parent company of CSB Investments, Inc. (“CSB Investments”). CSB Investments is a Nevada corporation which owns all of the investment securities of the Company. The Company was organized on September 18, 2009, as a Delaware corporation, with no activity until January 29, 2010. CSB was organized as a Georgia-state chartered bank and opened on January 29, 2010. As used herein, “the Company” refers to Community & Southern Holdings, Inc., except where the context requires otherwise.

Nature of Business

CSB offers full-service banking services designed to meet the needs of retail and commercial customers in the markets in which it operates. The services offered include transaction and savings deposit accounts, commercial and consumer lending, asset management and full-service investment securities brokerage through a third-party provider and other activities related to commercial banking. The Company and CSB are subject to the regulations of certain federal and state agencies and are periodically examined by those regulatory agencies.

Basis of Presentation and Consolidation

The accounting and reporting policies of the Company and its subsidiaries are in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and also conform to general industry practices. All intercompany accounts and transactions have been eliminated in consolidation. Assets and liabilities of purchased companies are stated at estimated fair values at the date of acquisition. Results of operations of companies purchased are included from the date of acquisition. Certain reclassifications have been made to prior period amounts to conform to the current period presentation.

Use of Estimates in the Preparation of Financial Statements

The preparation of consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change include:

•	Determination of the allowance for loan losses (“ALL”), reserve for unfunded lending commitments, and provision for credit losses

•	Income taxes, including tax provisions and realization of deferred tax assets

•	Determination of fair values of acquired assets and liabilities

•	Loss estimates related to acquired loans

•	Goodwill and core deposit intangibles, including assessment of impairment

Cash and Due from Banks

Cash and due from banks includes cash on hand, interest-bearing demand deposits in other banks and amounts due from banks. Cash and due from banks is defined as instruments having maturities of three months or less, and accordingly, the carrying amount of these instruments is deemed to approximate fair value.

Community & Southern Holdings, Inc.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2015 and 2014

(In thousands of dollars, except share data)

The Company is required to maintain reserve balances in cash or on deposit with the Federal Reserve Bank to meet regulatory reserve and clearing requirements.

Investment Securities

The Company classifies debt and equity investment securities into three categories: trading, held-to-maturity and available-for-sale.

Management determines the appropriate classification of investment securities at the time of purchase. Debt investment securities are classified as held-to-maturity when the Company has the positive intent and ability to hold the investment securities to maturity. Held-to-maturity investment securities are carried at amortized cost.

Investment securities classified as trading are held principally for resale in the near term and are recorded at fair value. Gains or losses, either unrealized or realized, are reported in noninterest income. At December 31, 2015 and 2014, the Company had no investment securities classified as trading.

Investment securities not classified as either held-to-maturity or trading are classified as available-for-sale. Investment securities available-for-sale are stated at fair value, with the unrealized gains and losses, net of tax, reported as a separate component of accumulated other comprehensive income in the Consolidated Statements of Comprehensive Income.

The amortized cost of debt investment securities classified as either held-to-maturity or available-for-sale is adjusted for amortization of premiums and accretion of discounts to maturity or call, or in the case of mortgage-backed securities, over the estimated life of the security. Such amortization is considered an adjustment to yield on the security and included in interest income from investments. Interest and dividends are included in interest and dividends on investment securities in the Consolidated Statements of Income.

Gains and losses realized from the sales of investment securities are determined by specific identification and are included in noninterest income. Available-for-sale and held-to-maturity investment securities are reviewed quarterly for potential impairment. The Company determines whether it has the intent to sell a debt security or whether it is more likely than not it will be required to sell the debt security before the recovery of its amortized cost basis. If either condition is met, the Company will recognize, in earnings, an impairment loss necessary to reduce the carrying value of the debt security to fair value. For all other debt investment securities for which the Company does not expect to recover the entire amortized cost basis of the security and do not meet either condition, an other-than-temporary loss is considered to have occurred and the Company records the credit loss portion of impairment in earnings and the impairment related to all other factors in other comprehensive income.

Loans Held for Sale

Loans held for sale represent mortgage loans originated or acquired by the Company with the intent to sell and are measured at the lower of cost or fair value.

Loans Held for Investment

Loans held for investment are reported at the principal amount outstanding, net of the ALL, net of deferred loan fees and costs, and any discounts received or premiums paid on purchased non-impaired loans. Deferred fees, costs, discounts and premiums are amortized over the contractual life of the loan

Community & Southern Holdings, Inc.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2015 and 2014

(In thousands of dollars, except share data)

primarily using the effective interest method. Interest income on loans is recognized as earned and is computed using the effective interest method. The Company does not anticipate prepayments in applying the effective interest method.

Loans are considered past due or delinquent when the contractual principal or interest due in accordance with the terms of the loan agreement or any portion thereof remains unpaid after the due date of the scheduled payment. Loans are placed on non-accrual status when it becomes probable that interest is not fully collectible, generally when the loan becomes 90 days past due. Once loans are placed on non-accrual status, previously accrued but unpaid interest is reversed from interest income, and the accrual of interest income is suspended. Future payments received are applied to the principal balance of the loan. If and when borrowers demonstrate the sustained ability to repay such loans in accordance with the loan’s contractual terms of a loan, the loan may be returned to accrual status. Loans which become 90 days past due are reviewed for collectability of principal. Principal amounts deemed uncollectible are charged off against the ALL (unless such loans are in the process of modification, collection through repossession, or foreclosure.)

Purchased Credit-Impaired Loans

Purchased credit-impaired (“PCI”) loans are those loans acquired with evidence of deterioration of credit quality since origination for which it is probable, at acquisition, that the Company will be unable to collect all contractually required payments receivable. At the time of acquisition, PCI loans are either accounted for as specifically-reviewed or as part of a loan pool. The Company may elect to group PCI loans into pools based upon common risk characteristics.

Periodically, the Company re-estimates expected cash flows for each pool or specifically-reviewed loan. Estimated fair values for acquired loans are based upon a discounted cash flows methodology that considers various factors including the type of loan, collateral, credit quality, fixed or variable interest rate, historical payment performance, term of loan and whether or not the loan was amortizing, prepayment speed assumptions, and a discount rate reflecting effective yield of the pool.

Interest income on PCI loans is recognized through accretion of the difference between the recorded investment of the loan pool and the gross expected cash flows, from such pool, on a level-yield basis over the loans’ estimated life. For loan pools where the recorded investment has been fully recovered, income is recognized as cash is received utilizing the cost recovery method. PCI loans are excluded from being classified as non-accrual when the Company can reasonably estimate cash flows.

Impaired Loans

The Company considers a loan to be impaired when, based upon current information and events, it believes it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement. Management reviews all impaired loans individually to determine if a specific allowance based upon the borrower’s overall financial condition, resources and payment record, support from guarantors and the realizable value of any collateral is necessary. Specific allowances are based upon discounted cash flows using a loan’s initial effective interest rate or the net realizable value of the collateral for collateral-dependent loans. If the recorded investment in the impaired loan exceeds its fair value, a valuation allowance is required as a component of the ALL. Interest income on impaired loans is recorded on a cash basis once the loan’s principal has been fully recovered.

Troubled Debt Restructurings

A restructuring of debt constitutes a troubled debt restructuring (“TDR”) if the Company, for economic or legal reasons related to a borrower’s financial difficulties, grants a concession to a borrower that it would not otherwise consider. Concessions granted generally involve forgiving or forbearing a portion of interest or principal on any loans or making loans at a rate that is less than that of market rates. Prior to

Community & Southern Holdings, Inc.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2015 and 2014

(In thousands of dollars, except share data)

modifying a borrower’s loan terms, the Company performs an evaluation of the borrower’s financial condition and ability to service under the potential modified loan terms. If a loan is accruing at the time of modification, the loan remains on accrual status and is subject to the Company’s charge-off and non-accrual policies. If a loan is on non-accrual before it is determined to be a TDR, then the loan remains on non-accrual. TDRs may be returned to accrual status if there has been a sustained period of repayment performance by the borrower. Generally, however, once a loan becomes a TDR, it is probable that the loan will be reported as a TDR for the life of the loan.

Modified PCI loans accounted for within a pool are not subject to TDR guidance and are not removed from the pool even if the modification would otherwise be considered a TDR. PCI loans accounted for individually continue to be subject to the TDR reporting provisions.

Allowance for Loan Losses (Excluding PCI Loans)

The ALL represents management’s estimate of probable and reasonably estimable credit losses incurred in loans held for investment as of the balance sheet date. The estimate of the ALL is based upon management’s evaluation of the loan portfolio including such factors as past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower’s ability to repay (including the timing of future payments), the estimated value of any underlying collateral, composition of the loan portfolio, current market and economic conditions, borrower’s payment status, internal credit risk ratings and other relevant factors. This evaluation is inherently subjective as it requires material estimates including the amounts and timing of future cash flows expected to be received on impaired loans that may be susceptible to significant change. Loans are charged off when management believes that the ultimate collectability of the loan is unlikely. Allocation of the ALL may be made for specific loans, but the entire allowance is available for any loan that, in management’s judgment, is deemed to be uncollectible. The ALL is increased by provisions charged to expense and decreased by actual charge-offs, net of recoveries.

The ALL adequacy assessment begins with a process of estimating probable and reasonably estimable credit losses incurred within the loan portfolio. These estimates are established by category and based upon the Company’s internal system of credit risk ratings and both internal and market-based historical loss data. The estimate of probable and reasonably estimable credit losses incurred within the loan portfolio may then be adjusted for management’s estimate of additional probable and reasonably estimable credit losses as a result of specific credit exposures, trends in delinquent and nonaccrual loans, as well as other factors such as prevailing economic conditions, lending strategies, and other influencing factors. For acquired loans that do not meet the definition of PCI loans, an allowance is recorded once estimated credit losses exceed the remaining unamortized purchase discount.

Allowance for PCI Loan Losses

The Company also maintains an ALL on PCI loans. To determine the allowance for PCI loans, the Company periodically re-estimates cash flows expected to be collected on these loans. These cash flow evaluations are inherently subjective as they require material estimates, all of which may be susceptible to significant change in future periods. A decline in gross expected cash flows results in impairment and is recorded through a charge to provision for credit losses during the period. Improvement in gross expected cash flows, once any previously recorded impairment is recaptured, is recognized prospectively as an adjustment to the yield on the loans. Charge-offs on PCI loans are first applied against any remaining purchase discount until such discount is exhausted. Subsequent charge-offs are applied to the ALL.

Reserve for Unfunded Lending Commitments

The Company also estimates probable and reasonably estimable credit losses related to unfunded lending commitments, such as letters of credit and binding unfunded loan commitments. Unfunded

Community & Southern Holdings, Inc.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2015 and 2014

(In thousands of dollars, except share data)

lending commitments are analyzed and segregated by risk similar to funded loans based upon the Company’s internal credit risk ratings. These risk classifications, in combination with an analysis of historical loss experience, existing economic conditions, and any other pertinent information, result in the estimation of the reserve for unfunded lending commitments. The unfunded commitment reserve is reported in the Consolidated Balance Sheets within other liabilities while the change in the reserve is reported within the provision for credit losses within the Consolidated Statements of Income.

Premises and Equipment

Premises and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are computed by the straight-line method and are expensed over the estimated useful lives of the assets, which range from 20 to 50 years for premises and 3 to 10 years for furniture, software and equipment. Leasehold improvements are amortized over the terms of the respective leases or the useful lives of the improvements, whichever is shorter. Gains and losses on dispositions are recorded in other noninterest income. Premises and equipment are evaluated for impairment whenever events or changes in circumstances indicate that the carrying value of the asset may not be recoverable. Maintenance and repairs are charged to occupancy and equipment expense as incurred.

Other Real Estate Owned

Other real estate owned (“OREO”) includes assets that have been acquired in satisfaction of debt through foreclosure. OREO is recorded at the lower of cost or fair value, minus estimated costs to sell. Subsequent to foreclosure, losses resulting from the periodic revaluation of the property are charged to net income and a new carrying value is established. Any gains or losses realized at the time of disposal are reflected in the Consolidated Statements of Income.

FDIC Loss Share Receivable

During the fourth quarter of 2015, CSB entered into an early termination agreement with the Federal Deposit Insurance Corporation (“FDIC”) to terminate the single family loss share agreements and the non-single family loss share agreements associated with seven FDIC-assisted acquisitions. Prior to termination, the FDIC loss share receivable was measured separately from the related covered assets as they are not contractually embedded in those assets and are not transferable should the Company choose to dispose of the covered assets. The FDIC loss share receivable represents expected reimbursements from the FDIC for losses on covered assets.

Pursuant to the terms of the loss share agreements which were terminated in 2015, covered assets were subject to stated loss thresholds or loss tranches, as outlined in each loss share agreement, whereby the FDIC was obligated to reimburse the Company for certain losses in accordance with each respective loss share agreement. Subsequently, the Company was required to reimburse the FDIC for its share of recoveries with respect to losses for which the FDIC paid the Company a reimbursement under the loss share agreement. The FDIC was obligated to reimburse the Company for losses with respect to covered assets beginning with the first dollar of loss incurred.

The FDIC loss share receivable was recorded at its estimated fair value at the time each FDIC-assisted transaction was consummated. Subsequent accounting for the FDIC loss share receivable was closely related to the accounting for the underlying, covered asset and was recorded as an indemnification asset under the guidance for identifiable assets and liabilities acquired in a business combination. The Company re-estimated the gross expected indemnification asset cash flows in conjunction with the periodic re-estimation of cash flows on covered loans accounted for under the guidance related to acquired loans with deteriorated credit quality. Improvements in cash flow expectations on covered loans generally resulted in a related decline in the expected indemnification cash flows. The resultant decrease

Community & Southern Holdings, Inc.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2015 and 2014

(In thousands of dollars, except share data)

in the value of the FDIC loss share receivable was reflected as an adjustment to its level-yield basis amortization over the lesser of the contractual term of the indemnification agreement and the remaining life of the indemnified assets. Conversely, declines in gross cash flow expectations on covered loans generally resulted in an increase in expected indemnification cash flows. The resultant increase in the value of the FDIC loss share receivable was reflected immediately in earnings to the extent that a previously recorded valuation allowance was reversed; otherwise, the increase in the value of the FDIC loss share receivable was reflected as an adjustment to its level-yield basis amortization over the lesser of the contractual term of the indemnification agreement and the remaining life of the indemnified assets.

For covered OREO, an additional FDIC loss share receivable was established as subsequent write-downs to OREO occurred or as gains and losses on sales of OREO were recognized.

Goodwill and Core Deposit Intangibles

Goodwill represents the excess of the purchase price over the fair value of net assets acquired in a business combination. Goodwill is not amortized but tested for impairment on an annual basis, or more often, if events or circumstances indicate there may be impairment. Goodwill impairment exists when a reporting unit’s carrying value of goodwill exceeds its implied fair value, which is determined through a two-step impairment test. Authoritative guidance governing the testing of indefinite lived intangible assets for impairment allows the option to first assess Goodwill by utilizing qualitative factors in determining if it is more likely than not that carrying value exceeds fair value. If, through this analysis, it is determined that it is more likely than not that carrying value exceeds fair value, then the next step, referred to as Step 1, requires estimation of the fair value of the reporting unit. If the fair value of the reporting unit exceeds its carrying value, no further testing is required. If the carrying value exceeds the fair value, further analysis is required to determine whether an impairment charge must be recorded based upon the implied fair value of goodwill and, if so, the amount of such charge. A qualitative assessment was performed on the Company’s one reporting unit as of September 30, 2015. Qualitative factors indicated that it was more likely than not that the fair value of the Company’s goodwill exceeded its carrying value. As such, Step 1 testing was not required. Additionally, no triggering events were identified since the analysis was performed on September 30, 2015.

As a result of the Company’s acquisitions, identifiable intangible assets were recorded representing the estimated value of core deposits assumed. The Company amortizes the intangible assets ratably over their estimated useful lives. Core deposit intangibles are periodically reviewed for reasonableness and are evaluated for impairment whenever events or changes in circumstances indicate the carrying amount of the assets may not be recoverable.

Bank Owned Life Insurance

Bank Owned Life Insurance (“BOLI”) is long-term life insurance on the lives of certain employees where the insurance policy benefits and ownership are retained by the employer. To date, the Company has purchased life insurance policies on certain senior officers. BOLI is recorded at the cash surrender value that can be adjusted for charges due at settlement at the balance sheet date. The cash value accumulation on BOLI is permanently tax deferred if the policy is held to the insured person’s death.

Other Assets

Other assets include investments in the Federal Home Loan Bank of Atlanta (“FHLBA”) stock, prepaid expenses, net tax assets (current and deferred), and accrued interest receivable. The FHLBA requires member banks to purchase stock as a condition of membership and other criteria including the amount of advances outstanding. FHLBA stock is generally redeemable based upon guidelines established by the issuing bank. The investments in FHLBA stock are reported at cost and evaluated for impairment based

Community & Southern Holdings, Inc.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2015 and 2014

(In thousands of dollars, except share data)

upon the ultimate recoverability of the par value. Prepaid expenses are payments made by the Company for services to be received in the near future. While the Company initially records these as assets, their value is expensed, as incurred, when the benefit is received. Accrued interest represents the interest that has been earned from a borrowers’ loan or investment securities but not yet received.

Other Liabilities

Other liabilities include the FDIC clawback liability, the unfunded commitment reserve, accrued interest on deposits and other payables. The FDIC clawback liability represents a reimbursement the Company may be required to pay the FDIC if actual losses are less than certain thresholds established in each loss share agreement. Accrued interest on deposits represents interest that has been earned and payable to depositors. Other payables are expenses incurred by the Company for services received that will be paid in the near future.

Income Taxes

Income tax expense is based upon income before income taxes and generally differs from income taxes paid due to deferred income taxes and benefits arising from income and expenses being recognized in different periods for financial and income tax reporting purposes, as well as permanent differences, such as gains on acquisitions. The Company uses the asset and liability method to account for deferred income taxes. The objective of the asset and liability method is to establish deferred tax assets and liabilities for the temporary differences between the financial reporting basis and the income tax basis of the Company’s assets and liabilities at the effective rates expected to be in effect when such amounts are realized or settled. The Company evaluates the realization of deferred tax assets based upon all positive and negative evidence available at the balance sheet date. Realization of deferred tax assets is based upon the Company’s judgments, including taxable income within any applicable carryback periods, future projected taxable income, reversal of taxable temporary differences and other tax-planning strategies to maximize realization of the deferred tax assets. A valuation allowance is recognized for a deferred tax asset if, based upon the weight of available evidence, it is more likely than not that some portion or all of the deferred tax asset will not be realized. In computing the income tax provision or benefit, the Company evaluates the technical merits of its income tax positions based upon current legislative, judicial and regulatory guidance.

The Company continually monitors and evaluates the potential impact of current events on the estimates used to establish income tax expense and income tax liabilities. The Company and its subsidiary file a consolidated federal income tax return and separate state income tax returns based upon current tax law, positions taken by various tax auditors within the jurisdictions that the Company is required to file income tax returns, as well as potential or pending audits or assessments by such tax auditors. If the Company incurs interest and/or penalties related to income tax matters it will report them as a part of income tax expense.

Pension Accounting

The Company maintains an unfunded, noncontributory, nonqualified supplemental executive retirement plan (“SERP”) that covers key executives. The plan provides defined benefits based upon a fixed cash benefits schedule. The Company adopted authoritative guidance for employers’ accounting for pensions which require accounting for the SERP using the actuarial model and requires the recognition of the overfunded or underfunded status of a defined benefit postretirement plan as an asset or liability on the Consolidated Balance Sheets.

Community & Southern Holdings, Inc.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2015 and 2014

(In thousands of dollars, except share data)

Other Comprehensive Income

Other comprehensive income is defined as the change in shareholders’ equity during the period from transactions and other events and circumstances from nonowner sources. Accumulated other comprehensive income includes the reclassification for realized gains and losses from investment securities sales during the period, the unrealized holding gains and losses from investment securities available-for-sale and the amortization of unrealized gains on investment securities transferred from available-for-sale to held-to-maturity.

Stock-based Compensation

The Company grants stock options and other equity awards to purchase its common stock to certain key officers/employees and directors. Stock options are for a fixed number of shares with an exercise price equal to the fair value of the shares at the grant date. Stock-based compensation expense is recognized in the Consolidated Statements of Income on a straight-line basis over the vesting period. In addition, the Company estimates the number of awards for which vesting is probable and adjusts compensation cost accordingly. As compensation expense is recognized, a deferred tax asset is recorded that represents an estimate of the future tax deduction from exercise. At the time that stock-based awards are exercised, cancelled, or expire, the Company may be required to recognize an adjustment to income tax expense.

Fair Values

US GAAP requires the use of fair values in determining the carrying values of certain assets and liabilities, as well as for specific disclosures. Fair value is defined as the exit price that would be received to sell an asset or transfer a liability in an orderly transaction between willing market participants at the measurement date. When determining the fair value measurements for assets and liabilities, the Company considers the principal or most advantageous market in which those assets or liabilities are sold and considers assumptions that market participants would use when pricing those assets or liabilities.

Individual fair value estimates are classified on a three-tiered scale based upon the relative reliability of the inputs used in the valuation. Fair values determined using Level 1 inputs rely on active and observable markets to price identical assets or liabilities. In situations where identical assets and liabilities are not traded in active markets, fair values may be determined based upon Level 2 inputs, which are used when observable data exists for similar assets and liabilities. Fair values for assets and liabilities that are not actively traded in observable markets are based upon Level 3 inputs, which are considered to be unobservable. Certain financial assets and liabilities are eligible for measurement at fair value with changes in fair value recognized in the income statements each period. Upon inception, the Company elected not to measure any assets and liabilities at fair value other than those otherwise required to be measured at fair value.

Acquisitions

The Company applies the acquisition method of accounting for all business combinations. The acquirer is the entity that obtains control of one or more businesses in the business combination and the acquisition date is the date the acquirer achieved control. The acquirer recognizes the fair value of assets acquired, liabilities assumed and any non-controlling interest in the acquiree at the acquisition date. If the fair value of assets purchased exceeded the fair value of liabilities assumed, it results in a “gain on acquisition”. If the consideration given exceeds the fair value of the net assets received, goodwill is recognized. Generally, fair values are subject to refinement for up to one year after the closing date of an acquisition as information relative to closing date fair values becomes available (the “measurement period”). During the measurement period, the Company may recognize adjustments to the initial amounts recorded as if the accounting for the business combination had been completed at the acquisition date.

Community & Southern Holdings, Inc.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2015 and 2014

(In thousands of dollars, except share data)

Adjustments are typically recorded as a result of new information received after the acquisition date that is necessary to identify and measure identifiable assets acquired and liabilities assumed. In many cases, the determination of acquisition-date fair values requires management to make estimates about discount rates, future expected cash flows, market conditions, and other future events that are subjective in nature and subject to change.

The following is a description of the methods used to determine the fair values of significant assets and liabilities acquired:

Cash and Due from Banks

The carrying amount of these assets is expected to reasonably approximate fair value given the short-term nature of the assets.

Investment Securities Available-for-sale

The fair value of investment securities is determined by quoted market prices at the time of acquisition.

Loans

The fair value of acquired loans is estimated upon a discounted cash flow methodology that considered factors including the type of loans and related collateral, classification status, fixed or variable interest rate, loan term, whether or not the loan was amortizing, and a market discount rate reflecting risks inherent in the acquired loans, including potential prepayments. The fair value of acquired loans includes both a rate-based valuation mark, representing the carrying value of discount required to establish the appropriate effective yield for acquired loans, as well as a credit-based valuation mark representing the valuation adjustment applied to acquired loans related to credit loss assumptions.

Other Real Estate Owned

The fair value of other real estate owned is estimated based upon the value that management expects to receive when the property is sold, net of related costs of disposal.

Core Deposit Intangibles

The fair value of core deposit intangibles is estimated based upon a discounted cash flow methodology that gives appropriate consideration to expected customer attrition rates, cost of the deposit base, and the net maintenance cost attributable to customer deposits.

Premises and Equipment

The fair value of premises and equipment is estimated based upon independent appraisals.

Other Assets

Other assets generally include accrued interest that has been earned on borrowers’ loans or investment securities not yet received and prepaid expenses. The carrying value of these assets is expected to reasonably approximate fair value.

Deposits

The fair values used for the noninterest-bearing deposits that comprise the transactions accounts acquired closely approximate the amount payable on demand at the acquisition date and thus reasonably approximate fair value. The fair value of interest-bearing deposits is estimated based upon a discounted cash flow methodology. The discount rate is estimated using the rates currently offered for deposits of similar remaining maturities.

Community & Southern Holdings, Inc.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2015 and 2014

(In thousands of dollars, except share data)

Deferred Tax Assets and Liabilities

Deferred tax assets and liabilities are temporary differences between the carrying amount of an asset or a liability recognized in the Consolidated Balance Sheets and the related tax basis for the asset or liability using enacted tax rates in effect for the year in which the differences are expected to be recovered.

Other Liabilities

Other liabilities generally include accrued interest on deposit accounts and additional accounts held in escrow. The carrying value of these liabilities is expected to reasonably approximate fair value.

Operating Segments

Accounting standards require that information be reported about a company’s operating segments using a “management approach.” Reportable segments are identified in these standards as those revenue-producing components for which separate financial information is produced internally and which are subject to evaluation by the chief operating decision maker. While the chief operating decision maker monitors the revenue streams of the various products and services, operations are managed and financial performance is evaluated on a Company-wide basis. Operating segments are aggregated into one as operating results for all segments are similar. Accordingly, all of the financial service operations are considered by management to be aggregated in one reportable operating segment.

Recent Accounting Pronouncements

In January 2014, the FASB issued ASU 2014-04, Receivables – Troubled Debt Restructurings by Creditors (Subtopic 310-40): Reclassification of Residential Real Estate Collateralized Consumer Mortgage Loans upon Foreclosure. The ASU clarifies that an in substance repossession or foreclosure occurs, and a creditor is considered to have received physical possession of residential real estate property collateralizing a consumer mortgage loan, upon either (1) the creditor obtaining legal title to the residential real estate property upon completion of a foreclosure or (2) the borrower conveying all interest in the residential real estate property to the creditor to satisfy that loan through completion of a deed in lieu of foreclosure or through a similar legal agreement. Additionally, the ASU requires annual disclosure of both (1) the amount of foreclosed residential real estate property held by the creditor and (2) the recorded investment in consumer mortgage loans collateralized by residential real estate property that are in the process of foreclosure according to local requirements of the applicable jurisdiction. This ASU is effective for fiscal periods beginning after December 15, 2014. Adoption of this ASU did not have a material impact on the Company’s financial condition or results of operations.

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers. The ASU provides a five-step revenue recognition model for all revenue arising from contracts with customer and affects all entities that enter into contracts to provide goods or services to their customers (unless the contracts are included in the scope of other standards). The ASU requires an entity to recognize the revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods and services. This ASU is effective for annual reporting periods beginning after December 15, 2017. The Company is evaluating the effect of adopting this ASU, but does not expect the adoption of this guidance to have a material impact on the Company’s financial condition or results of operations.

In June 2014, the FASB issued ASU 2014-11, Transfers and Servicing (Topic 860): Repurchase-to-Maturity Transactions, Repurchase Financings, and Disclosures. The ASU makes amendments to the current guidance on accounting for certain repurchase agreements and expands disclosure requirements for certain transfers of financial assets accounted for as sales or as secured borrowings. The accounting changes in this ASU are effective for annual reporting periods beginning after December 15, 2014. Adoption of this ASU did not have a material impact on the Company’s financial condition or results of operations.

Community & Southern Holdings, Inc.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2015 and 2014

(In thousands of dollars, except share data)

In August 2014, the FASB issued ASU 2014-14, Receivables – Troubled Debt Restructurings by Creditors (Subtopic 310-40): Classification of Certain Government-Guaranteed Mortgage Loans Upon Foreclosure – a consensus of the FASB Emerging Issues Task Force. This ASU reduces diversity in practice with regards to the classification of foreclosed mortgage loans that are fully or partially guaranteed under government programs. Greater consistency in classification of such mortgage loans upon foreclosure is expected to provide more decision-useful information about a creditor’s foreclosed mortgage loans that are expected to be recovered, at least in part, through government guarantees. This ASU is effective for annual periods beginning after December 15, 2014. Adoption of this ASU did not have a material impact on the Company’s financial condition or results of operations.

In September 2015, the FASB issued ASU 2015-16, Business Combinations (Subtopic 805): Simplifying the Accounting for Measurement-Period Adjustments. This ASU requires entities to recognize measurement period adjustments during the reporting period in which the adjustments are determined. The income effects, if any, of a measurement period adjustment are cumulative and are to be reported in the period in which the adjustment to a provisional amount is determined. Also, this ASU requires presentation on the face of the income statement, or in the notes, the effect of the measurement period adjustment as if the adjustment had been recognized at acquisition date. This ASU is effective for annual periods beginning after December 15, 2015. This ASU is not expected to have a significant impact on the Company’s financial condition or results of operations.

2.	Acquisitions

Community Business Bank

On May 6, 2015, the Company acquired 100% of the outstanding shares of Community Business Bank (“CBB”), a Georgia state-chartered banking institution headquartered in Cumming, Georgia, for cash consideration of $27,878. The acquisition provided the Company with an opportunity to expand its banking presence in north metro Georgia.

Community & Southern Holdings, Inc.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2015 and 2014

(In thousands of dollars, except share data)

Upon consummation of the acquisition, CBB was merged with and into the Company, with the Company as the surviving entity in the merger. CBB had a total of two banking locations located in north metro Georgia. The table below presents a summary of the assets acquired and liabilities assumed as a result of the CBB acquisition:

	Carrying Value Acquired	Purchase Adjustments	As Recorded by CSB
Assets
Cash and due from banks	$27,545	$—	$27,545
Investment securities	21,403	(20)	21,383
Loans, net	97,458	(1,938)	95,520
Premises and equipment	2,521	(2,154)	367
Intangible assets	—	1,800	1,800
Deferred tax assets	1,383	1,742	3,125
Other assets	821	(11)	810

Total assets acquired	$151,131	$(581)	$150,550

Liabilities
Deposits
Noninterest-bearing	$33,648	$—	$33,648
Interest-bearing	96,617	315	96,932

Total deposits	130,265	315	130,580
Other borrowings	2,035	—	2,035
Other liabilities	160	—	160

Total liabilities assumed	$132,460	$315	$132,775

Net identifiable assets acquired			$17,775
Cash consideration transferred to CBB			27,878

Goodwill			$10,103

The acquisition of CBB resulted in the recognition of $10,103 in goodwill, none of which is deductible for tax purposes. The goodwill arose primarily as a result of the expected synergies from combining the operations of CBB with the Company.

The loans acquired had gross contractual amounts receivable of $116,683. At the acquisition date, the Company’s current estimate of expected cash flows to be collected was $111,419.

Community & Southern Holdings, Inc.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2015 and 2014

(In thousands of dollars, except share data)

CertusBank

On October 9, 2015, the Company purchased certain assets and assumed certain liabilities related to fourteen CertusBank, N.A. (“Certus”) branches throughout Georgia and Florida. The purchase provided the Company with an opportunity to expand its banking presence in Georgia and enter into the Jacksonville, Florida market. The table below presents a summary of the assets acquired and liabilities assumed in the Certus purchase:

	Carrying Value Acquired	Purchase Adjustments	As Recorded by CSB
Assets
Cash and due from banks	$370,715	$—	$370,715
Loans, net	179,844	(18,872)	160,972
Premises and equipment	24,581	(1,556)	23,025
Intangible assets	—	6,380	6,380
Deferred tax assets	—	86	86
Other assets	447	—	447

Total assets acquired	$575,587	$(13,962)	$561,625

Liabilities
Deposits
Noninterest-bearing	$66,696	$—	$66,696
Interest-bearing	508,483	221	508,704

Total deposits	575,179	221	575,400
Other liabilities	408	—	408

Total liabilities assumed	$575,587	$221	$575,808

Net identifiable liabilities assumed			$(14,183)
Net cash consideration received from Certus			(2,856)

Goodwill			$11,327

The acquisition of the Certus branches resulted in the recognition of $11,327 in goodwill, which is fully deductible for tax purposes. The goodwill arose primarily as a result of the expected synergies from combining the operations of the Certus branches with the Company, the expansion of full-service banking into south Georgia and Florida, and other factors.

Certain of the loans acquired met the definition of PCI loans. Selected information about these loans is set forth below:

Contractually required payments receivable	$48,037
Cash flows expected to be collected	24,592

Nonaccretable difference	$23,445

Cash flows expected to be collected	$24,592
Fair value of purchased credit-impaired loans	21,640

Accretable yield	$2,952

The remaining non-PCI loans acquired had gross contractual amounts receivable of $168,998. At the acquisition date, the Company’s current estimate of expected cash flows to be collected on those loans was $158,047.

Verity Capital Group

On April 16, 2014, the Company acquired 100% of the outstanding shares of Verity Capital Group (“Verity”), a bank holding company headquartered in Winder, Georgia, for cash consideration of $27,243. The acquisition provided the Company with an opportunity to expand its banking presence in Northeast Georgia.

Upon consummation of the acquisition, Verity was merged with and into the Company, with the Company as the surviving entity in the merger. Shortly thereafter, Verity’s wholly-owned banking subsidiary, Verity

Community & Southern Holdings, Inc.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2015 and 2014

(In thousands of dollars, except share data)

Bank, was also merged with and into CSB. Verity Bank had a total of two banking locations located in northeast Georgia. The table below presents a summary of the assets acquired and liabilities assumed as a result of the Verity acquisition:

	Carrying Value Acquired	Purchase Adjustments	As Recorded by CSB
Assets
Cash and due from banks	$13,846	$—	$13,846
Investment securities	28,044	61	28,105
Loans, net	111,661	(987)	110,674
Premises and equipment	4,514	(311)	4,203
Intangible assets	—	1,871	1,871
Deferred tax assets	1,463	(116)	1,347
Other assets	2,511	(372)	2,139

Total assets acquired	$162,039	$146	$162,185

Liabilities
Deposits
Noninterest-bearing	$12,966	$—	$12,966
Interest-bearing	128,585	98	128,683

Total deposits	141,551	98	141,649
Other liabilities	279	—	279

Total liabilities assumed	$141,830	$98	$141,928

Net identifiable assets acquired			$20,257
Cash consideration transferred to Verity			27,243

Goodwill			$6,986

The acquisition of Verity resulted in the recognition of $6,986 in goodwill, none of which is deductible for tax purposes. The goodwill arose primarily as a result of the expected synergies from combining the operations of Verity with the Company.

The loans acquired had gross contractual amounts receivable of $136,626. At the acquisition date, the Company’s current estimate of expected cash flows to be collected was $131,297.

Community & Southern Holdings, Inc.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2015 and 2014

(In thousands of dollars, except share data)

Eastside Commercial Bank

On July 18, 2014, Eastside Commercial Bank (“Eastside”) was placed into receivership with the FDIC upon its closure by the Georgia Department of Banking and Finance. CSB purchased certain assets (primarily performing loans) and assumed substantially all of the deposits of Eastside from the FDIC, as Receiver of Eastside, in order to expand CSB’s banking presence in Georgia. CSB did not enter into any loss sharing agreement with the FDIC in connection with the Eastside transaction. Eastside operated two commercial banking branches in northeast Georgia. The table below presents a summary of the assets and liabilities purchased in the Eastside acquisition:

	As Recorded by Eastside	Assets Received from FDIC	Purchase Adjustments	As Recorded by CSB
Assets
Cash and due from banks	$26,694	$69,591	$—	$96,285
Investment securities	13,903	—	(89)	13,814
Loans, net	52,747	—	(2,039)	50,708
Premises and equipment	76	—	(52)	24
Intangible assets	—	—	784	784
Other assets	439	—	—	439

Total assets acquired	$93,859	$69,591	$(1,396)	$162,054

Liabilities
Deposits
Noninterest-bearing	$45,270	$—	$—	$45,270
Interest-bearing	112,835	—	—	112,835

Total deposits	158,105	—	—	158,105
Deferred tax liability	—	—	1,450	1,450
Other liabilities	221	—	—	221

Total liabilities assumed	$158,326	$—	$1,450	$159,776

Excess of assets assumed over liabilities acquired	$(64,467)	$69,591	$(2,846)

Gain on acquisition of Eastside				$2,278

The acquisition of Eastside resulted in a bargain purchase gain of $2,278, which is included in “gain on acquisition” within the Consolidated Statements of Income. The gain represents the excess of the estimated fair value of the assets acquired (including cash payments received from the FDIC) over the estimated fair value of the liabilities assumed and is influenced significantly by the FDIC-assisted transaction process.

The loans acquired had gross contractual amounts receivable of $56,505. At the acquisition date, CSB’s current estimate of expected cash flows to be collected was $55,189.

Alliance Bancshares, Inc.

On August 20, 2014, CSB acquired 100% of the outstanding shares of Alliance Bancshares (“Alliance”), a bank holding company headquartered in Dalton, Georgia, for cash consideration of $20,943. The acquisition provided CSB with an opportunity to expand its banking presence in Northwest Georgia.

Upon consummation of the acquisition, Alliance was merged with and into the Company, with CSB as the surviving entity in the merger. Shortly thereafter, Alliance’s wholly-owned banking subsidiary, Alliance National Bank, was also merged with and into CSB. Alliance National Bank had a total of two banking locations located in Northwest Georgia.

Community & Southern Holdings, Inc.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2015 and 2014

(In thousands of dollars, except share data)

The table below presents a summary of the assets acquired and liabilities assumed as a result of the Alliance acquisition:

	Carrying Value Acquired	Purchase Adjustments	As Recorded by CSB
Assets
Cash and due from banks	$12,947	$—	$12,947
Investment securities	38,983	242	39,225
Loans, net	92,783	(2,705)	90,078
Other real estate owned	2,202	(929)	1,273
Premises and equipment	2,814	148	2,962
Intangible assets	—	1,375	1,375
Deferred tax assets	2,585	900	3,485
Other assets	3,567	13	3,580

Total assets acquired	$155,881	$(956)	$154,925

Liabilities
Deposits
Noninterest-bearing	$21,557	$—	$21,557
Interest-bearing	100,703	—	100,703

Total deposits	122,260	—	122,260
Other borrowings	4,000	—	4,000
Other liabilities	12,080	—	12,080

Total liabilities assumed	$138,340	$—	$138,340

Net identifiable assets acquired			$16,585
Cash consideration transferred to Alliance			20,943

Goodwill			$4,358

The acquisition of Alliance resulted in the recognition of $4,358 in goodwill, none of which is deductible for tax purposes. The goodwill arose primarily as a result of the expected synergies from combining the operations of Alliance with CSB.

The loans acquired had gross contractual amounts receivable of $105,900. At the acquisition date, CSB’s current estimate of expected cash flows to be collected was $100,924.

Acquisitions Prior to 2014

The Company’s acquisitions prior to 2014 are summarized in the table below:

Target / Seller	City, State	Closing Date	Transaction Structure
First National Bank of Georgia (“FNBGA”)	Carrollton, GA	1/29/2010	FDIC-assisted acquisition
Appalachian Community Bank (“ACB”)	Ellijay, GA	3/19/2010	FDIC-assisted acquisition
Bank of Ellijay (“BOE”)	Ellijay, GA	9/17/2010	FDIC-assisted acquisition
The Peoples Bank (“TPB”)	Winder, GA	9/17/2010	FDIC-assisted acquisition
First Commerce Community Bank (“FCCB”)	Douglasville, GA	9/17/2010	FDIC-assisted acquisition
Georgia Trust Bank (“GTB”)	Buford, GA	7/20/2012	FDIC-assisted acquisition
First Cherokee State Bank (“FCSB”)	Woodstock, GA	7/20/2012	FDIC-assisted acquisition
Ameris Bank	Woodstock, GA	1/26/2013	Branch purchase (1 branch)
Essex Bank	North Georgia	11/8/2013	Branch purchase (4 branches)

In conjunction with the FDIC-assisted acquisitions, the Company entered into loss share agreements with the FDIC such that CSB and the FDIC shared in the losses on assets covered under the loss share agreements. In December 2015, the Company terminated all of its remaining loss share agreements, as further discussed in Note 8, “FDIC Loss Share Receivable”.

Community & Southern Holdings, Inc.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2015 and 2014

(In thousands of dollars, except share data)

3.	Investment Securities

The aggregate values of investment securities at December 31, 2015 and 2014 along with unrealized gains and losses determined on an individual security basis are as follows:

	Held-to-Maturity As of December 31, 2015				Available-for-Sale As of December 31, 2015
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value

U.S. government	$—	$—		$—	$35,087	$20	$396	$34,711
Certificates of deposit	24,882	18	197	24,703	—	—	—	—
FNMA, GNMA and FHLMC mortgage-backed securities	—	—	—	—	219,413	2,066	1,089	220,390
Asset backed securities	—	—	—	—	16,333	—	439	15,894
Collateralized mortgage obligations	—	—	—	—	145,061	875	742	145,194
State, county and municipal	55,486	3,299	8	58,777	8,832	160	—	8,992
Corporate bonds	—	—	—	—	35,529	165	52	35,642
Equity securities	—	—	—	—	3,658	—	—	3,658

Total investment securities	$80,368	$3,317	$205	$83,480	$463,913	$3,286	$2,718	$464,481

	Held-to-Maturity As of December 31, 2014				Available-for-Sale As of December 31, 2014
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value

U.S. government	$—	$—	$—	$—	$39,822	$89	$745	$39,166
Certificates of deposit	17,974	39	98	17,915	—	—	—	—
FNMA, GNMA and FHLMC mortgage-backed securities	—	—	—	—	208,915	3,608	547	211,976
Asset backed securities	—	—	—	—	18,791	3	72	18,722
Collateralized mortgage obligations	—	—	—	—	142,107	1,430	827	142,710
State, county and municipal	64,929	3,643	27	68,545	7,016	99	3	7,112
Corporate bonds	—	—	—	—	21,255	206	86	21,375
Equity securities	—	—	—	—	3,822	—	—	3,822

Total investment securities	$82,903	$3,682	$125	$86,460	$441,728	$5,435	$2,280	$444,883

The following table provides contractual maturity information for investment securities as of December 31, 2015. Callable investment securities are assumed to mature on their earliest call date. Actual maturities may differ from contractual maturity because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.

	Held-to-Maturity As of December 31, 2015		Available-for-Sale As of December 31, 2015
	Cost	Fair Value	Cost	Fair Value
Maturing in
One year or less	$1,591	$1,591	$11,021	$11,121
One through five years	34,211	35,055	244,891	246,389
Five through ten years	37,267	39,128	192,612	191,510
Over ten years	7,299	7,706	11,731	11,803
Equity securities	—	—	3,658	3,658

Total investment securities	$80,368	$83,480	$463,913	$464,481

Community & Southern Holdings, Inc.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2015 and 2014

(In thousands of dollars, except share data)

The following table provides information regarding investment securities with unrealized losses as of December 31, 2015 and 2014:

	Less Than 12 Months			As of December 31, 2015 More Than 12 Months			Total
	Investment Positions	Fair Value	Unrealized Losses	Investment Positions	Fair Value	Unrealized Losses	Investment Positions	Fair Value	Unrealized Losses
U.S. government	3	$14,966	$138	2	$9,725	$258	5	$24,691	$396
Certificates of deposit	74	15,799	138	13	2,872	59	87	18,671	197
FNMA, GNMA and FHLMC mortgage-backed securities	17	99,635	926	3	10,864	163	20	110,499	1,089
Asset backed securities	2	5,173	135	3	10,721	304	5	15,894	439
Collateralized mortgage obligations	7	52,584	294	4	20,400	448	11	72,984	742
State, county and municipal	1	551	8	—	—	—	1	551	8
Corporate bonds	3	15,371	52	—	—	—	3	15,371	52

Total investment securities	107	$204,079	$1,691	25	$54,582	$1,232	132	$258,661	$2,923

	Less Than 12 Months			As of December 31, 2014 More Than 12 Months			Total
	Investment Positions	Fair Value	Unrealized Losses	Investment Positions	Fair Value	Unrealized Losses	Investment Positions	Fair Value	Unrealized Losses
U.S. government	10	$4,952	$15	5	$24,368	$730	15	$29,320	$745
Certificates of deposit	20	4,480	26	19	4,194	72	39	8,674	98
FNMA, GNMA and FHLMC mortgage-backed securities	1	10,167	35	9	36,944	512	10	47,111	547
Asset backed securities	3	10,211	35	1	4,825	37	4	15,036	72
Collateralized mortgage obligations	6	48,245	484	2	9,633	343	8	57,878	827
State, county and municipal	4	1,487	3	3	1,812	27	7	3,299	30
Corporate bonds	1	5,100	82	1	4,997	4	2	10,097	86

Total investment securities	45	$84,642	$680	40	$86,773	$1,725	85	$171,415	$2,405

The Company held certain investment securities having unrealized loss positions. As of December 31, 2015, the Company did not intend to sell these investment securities nor was it more likely than not that the Company would be required to sell these investment securities before their anticipated recovery or maturity. The Company has reviewed its portfolio for OTTI in accordance with the accounting policies outlined in Note 1, “Summary of Significant Accounting Policies and Nature of Business”, to the Consolidated Financial Statements. Market changes in interest rates and credit spreads will result in temporary unrealized losses as the market price of investment securities fluctuates. As a result, the Company had no other-than-temporary impairment for the years ended December 31, 2015 and 2014.

During the years ended December 31, 2015 and 2014, the Company had investment gross gains of $710 and $1,355 and investment losses of $3 and $14, respectively.

During the year ended December 31, 2011, the Company elected to transfer certain debt investment securities from its available-for-sale portfolio to its held-to-maturity portfolio. These transfers were made at fair value at the date of transfer and the unrealized holding gain of $898 at this date is retained in accumulated other comprehensive income. Such amounts are amortized as a yield adjustment over their remaining contractual life.

The Company had pledged held-to-maturity and available-for-sale investment securities having aggregate fair values of $19,243 and $329,022, respectively, at December 31, 2015 and $27,981 and $304,489, respectively, at December 31, 2014, to secure public funds on deposit and certain other borrowings, and for other purposes as required by law.

4.	Loans Held for Investment

Composition of Loan Portfolio

The Company engages in a full complement of lending activities, including real estate-related loans, construction loans, commercial & industrial loans, and consumer purpose loans within select markets in Georgia and Florida. While risk of loss in the Company’s portfolio is primarily tied to the credit quality of

Community & Southern Holdings, Inc.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2015 and 2014

(In thousands of dollars, except share data)

the various borrowers, risk of loss may increase due to factors beyond the Company’s control, such as local, regional and/or national economic downturns. General conditions in the real estate market may also impact the relative risk in the real estate portfolio.

Construction loans include loans for the development of residential neighborhoods, construction of one-to-four family residential construction loans to builders, and commercial real estate construction loans, primarily for owner-occupied properties. Construction loans generally carry a higher degree of risk than long-term financing of existing properties because repayment depends upon the ultimate completion of the project and usually on the subsequent lease-up and/or sale of the property. The Company limits its construction lending risk through adherence to established underwriting procedures.

Commercial real estate loans include loans secured by owner-occupied commercial buildings for office, storage, retail, farmland, and warehouse space. They also include non-owner occupied commercial buildings such as leased retail and office space, multi-family properties, and senior housing developments. The primary risk associated with loans secured with income-producing property is the inability of that property to produce adequate cash flow to service the debt. High unemployment, generally weak economic conditions and/or an oversupply in the market may result in our customers having difficulty achieving adequate occupancy rates. Payments on such loans are often dependent on successful operation or management of the properties.

Commercial & industrial loans include both secured and unsecured loans for working capital, expansion, and other business purposes. Short-term working capital loans may be secured by non-real estate collateral such as accounts receivable, inventory, and/or equipment. The Company evaluates the financial strength, cash flow, management, credit history of the borrower and the quality of the collateral securing the loan. Repayment is primarily dependent on the ability of the borrower to achieve business results consistent with those projected at loan origination resulting in cash flow sufficient to service the debt. To the extent that a borrower’s business results are significantly unfavorable versus the original projections, the ability for the loan to be serviced on a basis consistent with the contractual terms may be at risk. The Company often requires personal guarantees and secondary sources of repayment on commercial & industrial loans.

Residential real estate loans generally represent permanent mortgage financing and are secured by residential properties. Residential real estate loans also include home equity lines of credit. Significant and rapid declines in real estate values can result in residential mortgage loan borrowers having debt levels in excess of the current market value of the collateral.

Consumer purpose loans include automobile loans, marine and recreational vehicle financing, and both secured and unsecured personal loans. Consumer loans may carry greater risks than other loans, as the collateral can consist of rapidly depreciating assets such as automobiles and equipment that may not provide an adequate source of repayment of the loan in the case of default.

The Company also has a portfolio of PCI loans. See Note 1, “Summary of Significant Accounting Policies and Nature of Business” for additional information regarding PCI loans.

Community & Southern Holdings, Inc.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2015 and 2014

(In thousands of dollars, except share data)

The Company’s recorded investment in loans outstanding at December 31, 2015 and 2014 is summarized as follows:

	2015	2014
Commercial loans:
Construction	$350,026	$283,528
Commercial real estate	1,165,464	835,163
Commercial & industrial	347,194	335,853

Total commercial loans	1,862,684	1,454,544
Consumer loans:
Residential real estate	219,739	121,912
Automobile	401,184	230,576
Marine and recreational vehicle	391,058	298,740
Other consumer purpose	9,950	11,274

Total consumer loans	1,021,931	662,502
Purchased credit-impaired loans:
Construction	18,281	16,382
Commercial real estate	150,341	172,733
Commercial & industrial	9,054	10,556
Residential real estate	84,362	104,256
Other consumer purpose	905	1,314

Total purchased credit-impaired loans	262,943	305,241

Loans held for investment	$3,147,558	$2,422,287

Loans held for sale	$2,373	$1,981

Under a line of credit agreement with the FHLBA, at December 31, 2015 and 2014, the Company had pledged certain loans under a blanket lien as collateral for its FHLBA borrowings. The loans subject to the blanket lien included all qualifying 1-4 family first mortgage loans, multi-family first mortgage loans, and commercial real estate loans, and had a recorded investment of $2,666,445 and $2,062,251 at December 31, 2015 and 2014, respectively.

Credit Quality

The Company monitors the credit quality of its commercial loan portfolio using internal credit risk ratings. These credit risk ratings are based upon established regulatory guidance and are assigned upon initial approval of credit to borrowers. Credit risk ratings are updated at least annually after the initial assignment or whenever management becomes aware of information affecting the borrowers’ ability to fulfill their obligations. The Company utilizes the following categories of credit grades to evaluate its commercial loan portfolio:

Pass. Higher quality loans that do not fit any of the other categories described below.

Special Mention. The Company assigns a special mention rating to loans with potential weaknesses that deserve management’s close attention. If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the loan or lease or the Company’s credit position at some future date.

Substandard. The Company assigns a substandard rating to loans that are inadequately protected by the current sound worth and paying capacity of the borrower or of the collateral pledged, if any. Substandard loans have well-defined weaknesses that jeopardize repayment of the debt. Substandard loans are characterized by the distinct possibility that the Company will sustain some loss if the deficiencies are not addressed.

Community & Southern Holdings, Inc.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2015 and 2014

(In thousands of dollars, except share data)

Doubtful. The Company assigns a doubtful rating to loans with all the attributes of a substandard rating with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, conditions and values, highly questionable and improbable. The possibility of loss is high, but because of certain important and reasonably specific pending factors that may work to the advantage and strengthening of the credit quality of the loan, its classification as an estimated loss is deferred until its more exact status may be determined. Pending factors include proposed merger, acquisition, or liquidation procedures, capital injection, perfecting liens on additional collateral and refinancing plans.

The following tables show the credit quality indicators associated with the Company’s commercial loan portfolio (excluding PCI loans) as of December 31, 2015 and 2014:

	As of December 31, 2015
	Construction	Commercial Real Estate	Commercial & Industrial	Total
Pass	$344,612	$1,091,937	$312,911	$1,749,460
Special Mention	3,669	25,951	7,627	37,247
Substandard	1,745	47,576	20,081	69,402
Doubtful	—	—	6,575	6,575

	$350,026	$1,165,464	$347,194	$1,862,684

	As of December 31, 2014
	Construction	Commercial Real Estate	Commercial & Industrial	Total
Pass	$283,011	$783,889	$312,756	$1,379,656
Special Mention	172	36,015	3,540	39,727
Substandard	345	15,259	4,925	20,529
Doubtful	—	—	14,632	14,632

	$283,528	$835,163	$335,853	$1,454,544

The Company monitors the credit quality of its consumer portfolio based primarily on payment activity and credit scores. Payment activity is the primary factor considered in determining whether a consumer loan should be classified as nonperforming.

The following tables show the credit quality indicators associated with the Company’s consumer loan portfolio (excluding PCI loans) as of December 31, 2015 and 2014:

	As of December 31, 2015
	Residential Real Estate	Automobile	Marine & RV	Other Consumer	Total
Performing	$217,236	$400,335	$390,877	$9,944	$1,018,392
Nonperforming	2,503	849	181	6	3,539

	$219,739	$401,184	$391,058	$9,950	$1,021,931

	As of December 31, 2014
	Residential Real Estate	Automobile	Marine & RV	Other Consumer	Total
Performing	$120,511	$230,283	$298,671	$11,264	$660,729
Nonperforming	1,401	293	69	10	1,773

	$121,912	$230,576	$298,740	$11,274	$662,502

Community & Southern Holdings, Inc.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2015 and 2014

(In thousands of dollars, except share data)

The following tables show the credit quality indicators associated with the Company’s commercial PCI loans as of December 31, 2015 and 2014:

	As of December 31, 2015
	Construction	Commercial Real Estate	Commercial & Industrial	Total
Pass	$5,664	$88,084	$6,618	$100,366
Special Mention	1,764	16,887	1,984	20,635
Substandard	10,738	43,097	447	54,282
Doubtful	115	2,273	5	2,393

	$18,281	$150,341	$9,054	$177,676

	As of December 31, 2014
	Construction	Commercial Real Estate	Commercial & Industrial	Total
Pass	$5,958	$99,498	$9,293	$114,749
Special Mention	1,296	22,071	284	23,651
Substandard	7,865	49,065	972	57,902
Doubtful	1,263	2,099	7	3,369

	$16,382	$172,733	$10,556	$199,671

The following tables show the credit quality indicators associated with the Company’s consumer PCI loans as of December 31, 2015 and 2014:

	As of December 31, 2015
	Residential Real Estate	Other Consumer Purpose	Total
Performing	$74,614	$882	$75,496
Nonperforming	9,748	23	9,771

	$84,362	$905	$85,267

	As of December 31, 2014
	Residential Real Estate	Other Consumer Purpose	Total
Performing	$89,984	$1,287	$91,271
Nonperforming	14,272	27	14,299

	$104,256	$1,314	$105,570

Community & Southern Holdings, Inc.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2015 and 2014

(In thousands of dollars, except share data)

Delinquency

An aging analysis for the Company’s loan portfolio (excluding PCI loans) at December 31, 2015 and 2014 is shown in the tables below:

	As of December 31, 2015
	Current	30 - 89 Days Past Due	90+ Days Past Due	Total	90+ Days Accruing	Nonaccrual
Commercial loans:
Construction	$349,164	$478	$384	$350,026	$—	$583
Commercial real estate	1,162,133	1,561	1,770	1,165,464	123	5,196
Commercial & industrial	340,057	381	6,756	347,194	214	14,933
Consumer loans:
Residential real estate	216,860	1,426	1,453	219,739	712	2,503
Automobile	396,760	3,785	639	401,184	99	849
Marine & RV	390,399	631	28	391,058	—	181
Other consumer purpose	9,826	111	13	9,950	9	6

	$2,865,199	$8,373	$11,043	$2,884,615	$1,157	$24,251

	As of December 31, 2014
	Current	30 - 89 Days Past Due	90+ Days Past Due	Total	90+ Days Accruing	Nonaccrual
Commercial loans:
Construction	$283,487	$—	$41	$283,528	$—	$233
Commercial real estate	830,162	4,663	338	835,163	—	5,507
Commercial & industrial	329,305	333	6,215	335,853	164	14,722
Consumer loans:
Residential real estate	120,464	1,104	344	121,912	113	1,401
Automobile	229,404	1,002	170	230,576	30	293
Marine & RV	298,312	413	15	298,740	—	69
Other consumer purpose	11,138	136	—	11,274	—	10

	$2,102,272	$7,651	$7,123	$2,117,046	$307	$22,235

For PCI loans, if the Company has a reasonable expectation about the timing and amount of cash flows expected to be collected, the loans meet the criteria for the recognition of income and are considered to be accruing loans.

An aging analysis for the Company’s PCI loans at December 31, 2015 and 2014 is shown in the tables below:

	As of December 31, 2015
	Current	30 - 89 Days Past Due	90+ Days Past Due	Total	90+ Days Accruing	Nonaccrual
PCI loans:
Construction	$16,507	$307	$1,467	$18,281	$1,467	$—
Commercial real estate	135,869	2,151	12,321	150,341	12,321	—
Commercial & industrial	8,979	25	50	9,054	50	—
Residential real estate	78,385	2,657	3,320	84,362	3,320	—
Other consumer purpose	882	—	23	905	23	—

	$240,622	$5,140	$17,181	$262,943	$17,181	$—

	As of December 31, 2014
	Current	30 - 89 Days Past Due	90+ Days Past Due	Total	90+ Days Accruing	Nonaccrual
PCI loans:
Construction	$14,423	$147	$1,812	$16,382	$1,812	$—
Commercial real estate	156,696	2,700	13,337	172,733	13,337	—
Commercial & industrial	9,903	134	519	10,556	519	—
Residential real estate	95,194	4,155	4,907	104,256	4,907	—
Other consumer purpose	1,247	63	4	1,314	4	—

	$277,463	$7,199	$20,579	$305,241	$20,579	$—

Community & Southern Holdings, Inc.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2015 and 2014

(In thousands of dollars, except share data)

Impaired Loans

The following tables set forth certain information regarding the Company’s impaired loans (excluding PCI loans) as of December 31, 2015 and 2014:

	As of December 31, 2015
	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment	Interest Income Recognized
With no related allowance recorded:
Commercial loans:
Construction	$583	$830	$—	$601	$16
Commercial real estate	4,712	6,442	—	5,070	196
Commercial & industrial	8,253	13,287	—	9,104	90
Consumer loans:
Residential real estate	2,087	3,864	—	2,255	16
Automobile	546	821	—	675	17
Marine & RV	171	169	—	195	6
Other consumer purpose	6	112	—	7	—
With an allowance recorded:
Commercial loans:
Construction	—	—	—	—	—
Commercial real estate	484	592	27	498	2
Commercial & industrial	6,680	11,829	3,640	10,531	112
Consumer loans:
Residential real estate	416	485	102	446	6
Automobile	303	393	38	386	13
Marine & RV	10	11	1	11	1
Other consumer purpose	—	—	—	—	—

Total impaired loans	$24,251	$38,835	$3,808	$29,779	$475

Community & Southern Holdings, Inc.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2015 and 2014

(In thousands of dollars, except share data)

	As of December 31, 2014
	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment	Interest Income Recognized
With no related allowance recorded:
Commercial loans:
Construction	$233	$911	$—	$473	$196
Commercial real estate	5,507	7,241	—	4,221	375
Commercial & industrial	8,693	12,838	—	8,873	173
Consumer loans:
Residential real estate	1,530	3,290	—	2,015	39
Automobile	170	321	—	205	7
Marine & RV	21	25	—	43	3
Other consumer purpose	17	24	—	22	2
With an allowance recorded:
Commercial loans:
Construction	—	—	—	—	—
Commercial real estate	—	—	—	—	—
Commercial & industrial	6,054	6,073	5,146	6,213	178
Consumer loans:
Residential real estate	208	208	9	209	9
Automobile	123	144	16	122	2
Marine & RV	47	47	1	48	1
Other consumer purpose	32	32	2	34	2

Total impaired loans	$22,635	$31,154	$5,174	$22,478	$987

Community & Southern Holdings, Inc.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2015 and 2014

(In thousands of dollars, except share data)

Troubled Debt Restructurings

From time to time, the Company may modify loans under the terms of a TDR. Modifications typically involve a reduction in the stated interest rate of the loan lower than a market rate for new debt with similar risks, an extension of the maturity date of the loan, and/or forgiveness of loan principal. As of December 31, 2015, the Company had modified a total of 34 loans under the terms of a TDR with a recorded investment of $18,507. As of December 31, 2014, the Company had modified a total of 28 loans under the terms of a TDR with a recorded investment of $11,705. The following tables present loans by class modified as TDRs during the years ended December 31, 2015 and 2014:

	2015
	Number of Contracts	Pre-Modification Recorded Investment	Post-Modification Recorded Investment
Residential real estate	1	$66	$66
Commercial & industrial	2	5,620	5,620
Commercial real estate	3	968	968

Total	6	$6,654	$6,654

	2014
	Number of Contracts	Pre-Modification Recorded Investment	Post-Modification Recorded Investment
Residential real estate	2	$194	$194
Commercial real estate	2	2,909	2,909

Total	4	$3,103	$3,103

During the years ended December 31, 2015 and 2014, respectively, the Company had not modified any loans under the terms of a TDR that subsequently defaulted within the next twelve months. Additionally, the Company was not committed to lend any additional amounts in connection with loans that had been modified in a TDR as of December 31, 2015 and December 31, 2014, respectively. Charge-offs on TDRs are factored into the rolling historical loss rate, which is used in the calculation of the ALL.

Purchased Credit-Impaired Loans

The unpaid principal balance of the Company’s PCI loan portfolio was $404,561 and $448,558 as of December 31, 2015 and 2014. Changes in the amount of accretable yield on PCI loans for the years ended December 31, 2015 and 2014 were as follows:

	FNBGA	ACB	BOE	TPB	FCCB	GTB	FCSB	Certus	TOTAL
Balance at January 1, 2014	$40,973	$31,466	$7,153	$15,937	$6,695	$5,188	$30,389	$—	$137,801
Additions	—	—	—	—	—	—	—	—	—
Accretion	(13,524)	(9,038)	(3,674)	(7,179)	(3,268)	(3,048)	(5,498)	—	(45,229)
Exit events	(3,107)	(2,250)	(555)	(3,015)	(373)	(235)	(4,214)	—	(13,749)
Other activity, net	999	480	205	298	239	94	3	—	2,318
Reclassifications from nonaccretable difference	12,656	4,882	2,355	8,366	3,511	3,570	3,547	—	38,887

Balance at December 31, 2014	37,997	25,540	5,484	14,407	6,804	5,569	24,227	—	120,028
Additions	—	—	—	—	—	—	—	2,952	2,952
Accretion	(10,445)	(6,995)	(2,472)	(4,246)	(2,170)	(2,870)	(4,830)	(344)	(34,372)
Exit events	(2,335)	(2,376)	(417)	(1,236)	(243)	(1,097)	(2,385)	(254)	(10,343)
Other activity, net	278	268	17	269	172	41	2	—	1,047
Reclassifications from nonaccretable difference	7,076	7,135	3,337	4,665	1,354	2,767	4,485	—	30,819

Balance at December 31, 2015	$32,571	$23,572	$5,949	$13,859	$5,917	$4,410	$21,499	$2,354	$110,131

Community & Southern Holdings, Inc.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2015 and 2014

(In thousands of dollars, except share data)

5.	Allowance for Loan Losses

Activity in the ALL for the years ended December 31, 2015 and 2014 is summarized in the tables below:

	For the Year Ended December 31, 2015
	Commercial	Consumer	PCI	Total

Beginning Balance	$23,675	$9,059	$5,176	$37,910
Charge-offs	(5,183)	(2,841)	(2,653)	(10,677)
Recoveries	697	929	2,659	4,285
Provision[1]	5,346	4,489	64	9,899

Ending Balance	$24,535	$11,636	$5,246	$41,417

Year-end ALL allocated to:
Loans individually evaluated for impairment	$3,666	$142	$—	$3,808
Loans collectively evaluated for impairment	20,869	11,494	—	32,363
Loans acquired with deteriorated credit quality	—	—	5,246	5,246

Ending Balance	$24,535	$11,636	$5,246	$41,417

Year-end recorded investment in loans:
Individually evaluated for impairment	$20,712	$3,539	$—	$24,251
Collectively evaluated for impairment	1,841,972	1,018,392	—	2,860,364
Acquired with deteriorated credit quality	—	—	262,943	262,943

Ending Balance	$1,862,684	$1,021,931	$262,943	$3,147,558

	For the Year Ended December 31, 2014
	Commercial	Consumer	PCI	Total

Beginning Balance	$12,186	$6,608	$11,741	$30,535
Charge-offs	(5,160)	(924)	(2,557)	(8,641)
Recoveries	74	392	3,936	4,402
Provision[2]	16,575	2,983	(7,944)	11,614

Ending Balance	$23,675	$9,059	$5,176	$37,910

Year-end ALL allocated to:
Loans individually evaluated for impairment	$5,146	$27	$—	$5,173
Loans collectively evaluated for impairment	18,529	9,032	—	27,561
Loans acquired with deteriorated credit quality	—	—	5,176	5,176

Ending Balance	$23,675	$9,059	$5,176	$37,910

Year-end recorded investment in loans:
Individually evaluated for impairment	$20,487	$2,014	$—	$22,501
Collectively evaluated for impairment	1,434,057	660,488	—	2,094,545
Acquired with deteriorated credit quality	—	—	305,241	305,241

Ending Balance	$1,454,544	$662,502	$305,241	$2,422,287

[1]	Does not include $1,683 in provision for unfunded commitments.
[2]	Does not include $(2,660) in provision for unfunded commitments.

In addition to the ALL, the Company also estimates probable and reasonably estimable credit losses related to unfunded lending commitments, such as letters of credit and binding unfunded loan commitments. This reserve for unfunded lending commitments totaled $5,228 and $3,545 at December 31, 2015 and 2014, respectively, and is included within the other liabilities section of the Consolidated Balance Sheets.

Community & Southern Holdings, Inc.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2015 and 2014

(In thousands of dollars, except share data)

6.	Premises and Equipment

Major classifications of premises and equipment at December 31, 2015 and 2014 are summarized as follows:

	2015	2014

Land	$20,659	$16,718
Premises and leasehold improvements	54,421	42,004
Furniture and equipment	27,697	24,245

	102,777	82,967
Less: Accumulated depreciation and amortization	22,951	18,350

Total premises and equipment	$79,826	$64,617

There were no premises pledged to secure borrowings at December 31, 2015 and 2014.

The Company leases certain premises and equipment under various lease agreements that provide for payment of property taxes, insurance and maintenance costs. Operating leases frequently provide for one or more renewal options on the same basis as current rental terms. However, certain leases require increased rentals under cost of living escalation clauses. Some leases also provide purchase options.

Future minimum rental commitments for noncancelable operating leases with initial or remaining terms of one or more years consisted of the following at December 31, 2015:

2016	$2,460
2017	1,900
2018	1,631
2019	902
2020	815
Thereafter	4,427

Total minimum payments	$12,135

Total rent expense for all operating leases amounted to $2,494 and $2,407 in the year ended 2015 and 2014, respectively, net of rent income, which totaled $93 and $34 during 2015 and 2014, respectively.

Community & Southern Holdings, Inc.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2015 and 2014

(In thousands of dollars, except share data)

7.	OREO

The following table provides details of the Company’s OREO as of December 31, 2015 and 2014:

OREO
December 31, 2015
Commercial Real Estate	$3,620
Construction	1,740
Residential Real Estate	2,932

Total	$8,292

OREO
December 31, 2014
Commercial Real Estate	$4,341
Construction	6,548
Residential Real Estate	3,474

Total	$14,363

A rollforward of the Company’s OREO for the years ending December 31, 2015 and 2014 is as follows:

OREO
December 31, 2013	$47,793
Additions	16,595
Sales	(40,935)
Losses and other adjustments	(9,090)

Balance December 31, 2014	$14,363
Additions	9,659
Sales	(14,323)
Losses and other adjustments	(1,407)

Balance December 31, 2015	$8,292

The Company had recorded investments of $500 and $2,053 in consumer mortgage loans secured by residential real estate properties for which formal foreclosure proceedings were in process for the years ending December 31, 2015 and December 31, 2014, respectively.

Community & Southern Holdings, Inc.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2015 and 2014

(In thousands of dollars, except share data)

8.	FDIC Loss Share Receivable

During the fourth quarter of 2015, CSB entered into an early termination agreement with the FDIC to terminate the single family loss share agreements and the non-single family loss share agreements associated with FNBGA, ACB, BOE, TPB, FCCB, GTB, and FCSB. The termination of the loss share agreements for all FDIC-assisted acquisitions resulted in a one-time, pre-tax loss of $7,048. All rights and obligations of the parties under the FDIC loss share agreements, including the clawback provisions, have been eliminated under the termination agreements. Accordingly, CSB will no longer report covered loans or covered OREO. Subsequent to the termination of the agreements, CSB will now benefit from 100% of all future recoveries and, conversely, bear 100% of the risk associated with any future losses and expenses attributable to formerly covered assets.

The following table shows the changes in the carrying value of the FDIC loss share receivable and the related recorded investment covered assets for the years ended December 31, 2015 and 2014:

	As of December 31, 2015
	FNBGA	ACB	BOE	TPB	FCCB	GTB	FCSB	Total
Carrying value of FDIC loss share receivable, at January 1, 2015	$5,485	$14,589	$1,086	$1,450	$1,792	$3,847	$6,215	$34,464
Additions resulting from:
Charge-offs, writedowns, and other losses	597	780	(10)	(15)	(18)	110	314	1,758
Allowable external expenses	309	386	125	169	194	62	175	1,420
Effect of valuation adjustment on covered assets	559	(103)	2	3	2	1	2	466
Reductions resulting from:
Amortization	(1,052)	(1,894)	(474)	(642)	(734)	(509)	(1,450)	(6,755)
Payments received	(2,617)	(5,435)	(502)	(679)	(776)	(985)	(2,807)	(13,801)
Loss Share Termination	(3,281)	(8,323)	(227)	(286)	(460)	(2,526)	(2,449)	(17,552)

Carrying value of FDIC loss share receivable, at December 31, 2015	$—	$—	$—	$—	$—	$—	$—	$—

Covered Assets:
Loans	—	—	—	—	—	—	—	—
OREO	—	—	—	—	—	—	—	—

Total covered assets	$—	$—	$—	$—	$—	$—	$—	$—

	As of December 31, 2014
	FNBGA	ACB	BOE	TPB	FCCB	GTB	FCSB	Total
Carrying value of FDIC loss share receivable, at January 1, 2014	$30,922	$40,283	$6,052	$2,449	$12,615	$5,752	$10,194	$108,267
Additions resulting from:
Charge-offs, writedowns, and other losses	(605)	1,408	225	305	349	14	40	1,736
Allowable external expenses	1,120	1,102	(36)	(50)	(56)	119	338	2,537
Reductions resulting from:
Effect of valuation adjustment on covered assets	(2,508)	(2,115)	(604)	(818)	(935)	(204)	(582)	(7,766)
Amortization	(20,803)	(12,481)	(1,440)	1,844	(7,056)	(745)	(2,125)	(42,806)
Payments received	(2,641)	(13,608)	(3,111)	(2,280)	(3,125)	(1,089)	(1,650)	(27,504)

Carrying value of FDIC loss share receivable, at December 31, 2014	$5,485	$14,589	$1,086	$1,450	$1,792	$3,847	$6,215	$34,464

Covered Assets:
Loans	93,916	73,938	19,207	37,542	20,119	20,029	40,126	304,877
OREO	3,109	4,366	1,272	1,558	935	—	1,577	12,817

Total covered assets	$97,025	$78,304	$20,479	$39,100	$21,054	$20,029	$41,703	$317,694

Community & Southern Holdings, Inc.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2015 and 2014

(In thousands of dollars, except share data)

9.	Goodwill and Core Deposit Intangibles

The Company’s carrying amount of goodwill at December 31, 2015 and 2014 is summarized as follows:

	2015	2014
FNBGA	$7,801	$7,801
TPB	2,227	2,227
Ameris Bank	122	122
Essex Bank	1,590	1,590
Verity	6,986	6,986
Alliance	4,358	4,358
CBB	10,103	—
Certus	11,327	—

Goodwill	$44,514	$23,084

Core deposit intangibles are amortized ratably over their estimated useful lives, generally seven to ten years. At December 31, 2015 and 2014, the Company’s carrying value of core deposit intangibles was as follows:

	As of December 31, 2015
	Gross Carrying Value	Accumulated Amortization	Net Carrying Amount

Core deposit intangibles	$28,365	$(13,937)	$14,428

	As of December 31, 2014
	Gross Carrying Value	Accumulated Amortization	Net Carrying Amount

Core deposit intangibles	$20,185	$(10,447)	$9,738

Amortization expense recognized on core deposit intangible assets for 2015 and 2014 was $3,490 and $2,847, respectively.

The estimated future amortization expense of core deposit intangibles is as follows:

Amortization Expense
2016	4,203
2017	2,408
2018	1,762
2019	1,469
2020	1,155
Thereafter	3,431

$14,428

Community & Southern Holdings, Inc.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2015 and 2014

(In thousands of dollars, except share data)

10.	Deposits

Deposits at December 31, 2015 and 2014 are summarized as follows:

	2015	2014
Noninterest-bearing demand	$548,838	$365,084
Interest-bearing demand	547,473	426,406
Money market	903,999	687,025
Savings	112,428	91,329
Time	1,576,049	1,266,182

Total deposits	$3,688,787	$2,836,026

Time deposits with a minimum denomination of $250 totaled $287,255 and $212,039 at December 31, 2015 and 2014, respectively.

At December 31, 2015, the scheduled maturities of time deposits were:

2016	$888,883
2017	386,472
2018	97,948
2019	82,574
2020 and thereafter	120,172

Total time deposits	$1,576,049

11.	Other Borrowings

Other borrowings include advances from the FHLBA. The Company had unused credit lines allowing access to overnight borrowings of up to $205,000 on an unsecured basis from four correspondent banks at December 31, 2015 and 2014.

The Company has a borrowing capacity with the FHLBA in the amount of $578,358 and $503,350 at December 31, 2015 and 2014, respectively. This is 15 percent of total qualified assets as measured by the FHLBA.

At December 31, 2015 and 2014, the Company had advances outstanding to the FHLBA in the principal amount of $0 and $77,000, respectively, secured by the Company’s stock in the FHLBA and a blanket lien on the loan portfolio. At December 31, 2015 and 2014, the Company had FHLBA stock in the amount of $3,193 and $6,429, respectively, pledged to the FHLBA.

Community & Southern Holdings, Inc.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2015 and 2014

(In thousands of dollars, except share data)

The Company paid off all outstanding advances from the FHLBA in November 2015. The cash payment of $2,057 for the early termination penalty was offset by release of the premium on FHLBA borrowings of $1,148, resulting in a net loss on extinguishment of $909 that was recorded to other noninterest expense in the Consolidated Statements of Income.

Other borrowings at December 31, 2015 and 2014 are as follows:

	2015	2014
Advances payable to the FHLBA inclusive of unamortized premium of $0 and $1,905 for December 31, 2015 and 2014	$—	$78,905

Total other borrowings	$—	$78,905

12.	Estimated Fair Values

Fair value measurements are determined based on the assumptions that market participants would use in pricing the asset or liability. As a basis for considering market participant assumptions in fair value measurements, US GAAP establishes a fair value hierarchy that distinguishes between market participant assumptions based on market data obtained from sources independent of the reporting entity (observable inputs that are classified within Level 1 and 2 of the hierarchy) and reporting entity’s own assumptions developed based on the best information available in the circumstances (unobservable inputs classified within Level 3 of the hierarchy).

Fair Value Hierarchy

The fair value hierarchy gives the highest priority to valuations based on unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurement) and the lowest priority to valuations based upon unobservable inputs that are significant to the valuation (level 3 measurements). A financial instrument’s level within the fair value hierarchy is based upon the lowest level of any input that is significant to the fair value measurement.

Level 1

Valuation is based on inputs that are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2

Valuation is based on inputs, other than quoted prices included within Level 1, that are observable for the asset and liability, either directly or indirectly, such as interest rates, yield curves observable at commonly quoted intervals, and other market-corroborated inputs.

Level 3

Valuation inputs are unobservable inputs for the asset or liability, which shall be used to measure fair value to the extent that observable inputs are not available. The inputs shall reflect the Company’s own assessment regarding assumptions that market participants would use in pricing the asset or liability.

Community & Southern Holdings, Inc.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2015 and 2014

(In thousands of dollars, except share data)

Fair value estimates are made at a specific point in time based upon relevant market information and information about each asset and liability. Where information regarding the fair value of an asset or liability is available, those values are used, as is the case with investment securities and residential mortgage loans. In these cases, an open market exists in which these assets are actively traded.

Because no market exists for many assets and liabilities, fair value estimates are based upon judgments regarding future expected loss experience, current economic conditions, risk characteristics and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates. For those assets or liabilities with a fixed interest rate, an analysis of the related cash flows was the basis for estimating fair values. The expected cash flows were then discounted to the valuation date using an appropriate discount rate. The discount rates used represent the rates under which similar transactions would be currently negotiated. For assets or liabilities with fixed and variable rates, fair value estimates also consider the impact of liquidity discounts appropriate as of the measurement date.

The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the asset or liability. The Company evaluates fair value measurement inputs on an ongoing basis in order to determine if there is a change of sufficient significance to warrant a transfer between levels. Transfers between levels of the fair value hierarchy are recognized on the actual date of the event or circumstances that caused the transfer, which generally coincides with the Company’s valuation process. There were no transfers between levels during 2015 and 2014.

Fair Value of Financial Instruments Measured on a Recurring Basis

The following methods and assumptions were used by the Company in estimating the fair value of its financial assets on a recurring basis:

Investment Securities

Investment securities classified as available-for-sale are recorded at fair value on a recurring basis. The Company’s investment portfolio primarily consists of U.S. government agency mortgage-backed securities, non-agency mortgage-backed securities, U.S. government securities, corporate bonds and municipal securities. The fair value of investment securities classified as available-for-sale are generally determined using widely accepted valuation techniques including matrix pricing and broker-quote-based applications. Inputs may include dealer quotes, market spreads, cash flows, the U.S. Treasury yield curve, live trading levels, trade execution data, market consensus prepayment speeds, credit information and the bond’s terms and conditions, among other relevant items. The Company reviews the prices supplied by the independent pricing service, as well as their underlying pricing methodologies, for reasonableness and to ensure such prices are aligned with traditional pricing matrices. From time to time, the Company validates the appropriateness of the valuations provided by the independent pricing service to prices obtained from an additional third party or prices derived using internal models.

Community & Southern Holdings, Inc.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2015 and 2014

(In thousands of dollars, except share data)

The following tables summarize the financial assets and liabilities measured at fair value on a recurring basis at December 31, 2015 and 2014:

	As of December 31, 2015
Description	Fair Value	Quoted Prices in Active Markets for Identical Assets and Liabilities (Level 1)	Quoted Prices for Similar Assets and Liabilities (Level 2)	Significant Unobservable Inputs (Level 3)

Investment securities available-for-sale
U.S. government	$34,711	$—	$34,711	$—
FNMA, GNMA, and FHLMC mortgage-backed securities	220,390	—	220,390	—
Asset backed securities	15,894	—	15,894	—
Collateralized mortgage obligations	145,194	—	145,194	—
State, county and municipal	8,992	—	8,992	—
Corporate bonds	35,642	—	35,642	—
Equity securities	3,658	—	—	3,658

	$464,481	$—	$460,823	$3,658

	As of December 31, 2014
Description	Fair Value	Quoted Prices in Active Markets for Identical Assets and Liabilities (Level 1)	Quoted Prices for Similar Assets and Liabilities (Level 2)	Significant Unobservable Inputs (Level 3)

Investment securities available-for-sale
U.S. government	$39,166	$—	$39,166	$—
FNMA, GNMA, and FHLMC mortgage-backed securities	211,976	—	211,976	—
Asset Backed Securities	18,722	—	18,722	—
Collateralized Mortgage Obligations	142,710	—	142,710	—
State, county and municipal	7,112	—	7,112	—
Corporate Bonds	21,375	—	21,375	—
Equity securities	3,822	—	—	3,822

	$444,883	$—	$441,061	$3,822

During 2015, the Company purchased level 3 investment securities of $1,472, received settlements of $1,636, and recognized no gains or losses in earnings or other comprehensive income. During 2014, the Company purchased level 3 investment securities of $5,341, received settlements of $1,710, and recognized no gains or losses in earnings or other comprehensive income.

Fair Value of Financial Instruments Measured on a Nonrecurring Basis

The following methods and assumptions were used by the Company in estimating the fair value of its financial assets on a nonrecurring basis:

Impaired Loans

Loans are considered impaired when it is determined to be probable that all amounts due under the contractual terms of the loans will not be collected when due. Loans considered individually impaired are evaluated and a specific allowance is established if required based on the underlying collateral value of the impaired loans or the estimated discounted cash flows for such loans. A specific allowance is required if the fair value of the expected repayments or the fair value of the collateral is less than the recorded investment in the loan. The Company records impaired loans as nonrecurring level 3.

Community & Southern Holdings, Inc.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2015 and 2014

(In thousands of dollars, except share data)

Loans Held for Sale

Level 1 loans held for sale consist of conforming residential mortgage loans accounted for at lower of cost or market. Fair value is determined based upon pricing assigned on a loan-by-loan basis, at the time a loan is locked with the borrower, through correspondent relationships that the Company maintains in order to sell loans held for sale.

OREO

The fair value of OREO is determined when the asset is transferred to foreclosed assets. The assets are carried at the lower of the carrying value or fair value less estimated costs to sell. Fair value is based upon appraised values of the collateral or management’s estimation of the value of the collateral. Management generally obtains a new appraisal at the time of foreclosure or repossession of the underlying collateral. Updated appraisals are obtained on at least an annual basis on all OREO and are considered to contain Level 3 inputs. Management has also determined, in some cases, that fair value of collateral is further impaired based upon real estate market trends and declining foreclosed property pricing. Therefore, all OREO is recorded as a nonrecurring Level 3 hierarchy.

For assets and liabilities carried at fair value on a nonrecurring basis, the following table provides fair value information as of December 31, 2015 and 2014:

	As of December 31, 2015
Description	Net Carrying Value	Quoted Prices in Active Markets for Identical Assets and Liabilities (Level 1)	Quoted Prices for Similar Assets and Liabilities (Level 2)	Significant Unobservable Inputs (Level 3)

Impaired loans	$24,251	$—	$—	$24,251
Loans held for sale	2,373	2,373	—	—
OREO	8,292	—	—	8,292

	As of December 31, 2014
Description	Net Carrying Value	Quoted Prices in Active Markets for Identical Assets and Liabilities (Level 1)	Quoted Prices for Similar Assets and Liabilities (Level 2)	Significant Unobservable Inputs (Level 3)

Impaired loans	$22,635	$—	$—	$22,635
Loans held for sale	1,981	1,981	—	—
OREO	14,363	—	—	14,363

The following table provides information describing the unobservable inputs used in Level 3 fair value measurements at December 31, 2015:

As of December 31, 2015
Financial Instrument	Net Carrying Value	Valuation Technique	Unobservable Inputs	Range of Inputs
Impaired loans	$24,251	1) Non-Collateral Dependent: Discounted cash flow analysis 2) Collateral Dependent: Third party appraisal	1) a) Loss given default b) Probability of default c) Discount rate 2) Management discount for property type, recent market volatility, and costs to sell.	1) a) 0% - 83% b) 100% c) 5% - 10% 2) 0% - 88%

OREO	$8,292	Third party appraisal	Management discount for property type, recent market volatility and time on the market	0% - 40%

Community & Southern Holdings, Inc.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2015 and 2014

(In thousands of dollars, except share data)

As of December 31, 2014
Financial Instrument	Net Carrying Value	Valuation Technique	Unobservable Inputs	Range of Inputs
Impaired loans	$22,635	1) Non-Collateral Dependent: Discounted cash flow analysis 2) Collateral Dependent: Third party appraisal	1) a) Loss given default b) Probability of default c) Discount rate 2) Management discount for property type, recent market volatility, and costs to sell.	1) a) 0% - 73% b) 35% - 100% c) 3% - 8% 2) 0% - 83%

OREO	$14,363	Third party appraisal	Management discount for property type, recent market volatility and time on the market	0% - 40%

Fair Value of Financial Instruments

The following table includes the estimated fair value of the Company’s financial assets and financial liabilities. The methodologies for estimating the fair value of financial assets and financial liabilities measured on a recurring and nonrecurring basis are discussed above. The methodologies for estimating the fair value for other financial assets and financial liabilities are discussed below. The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. However, considerable judgment is required to interpret market data in order to develop the estimates of fair value. Accordingly, the estimates presented below are not necessarily indicative of the amounts the Company could realize in a current market exchange. The use of different market assumptions and/or estimation techniques may have a material effect on the estimated fair value amounts at December 31, 2015 and December 31, 2014.

	2015		2014
	Carrying Value	Fair Value	Carrying Value	Fair Value

Cash and due from banks	$218,338	$218,338	$203,956	$203,956
Investment securities available-for-sale	464,481	464,481	444,883	444,883
Investment securities held-to-maturity	80,368	83,480	82,903	86,460
Loans held for sale	2,373	2,449	1,981	2,035
Loans held for investment, net	3,106,141	3,179,156	2,384,377	2,443,694
FDIC loss share receivable	—	—	34,464	34,464
BOLI	85,040	85,040	62,424	62,424
FHLBA stock	3,193	3,193	6,429	6,429
Deposits	3,688,787	3,639,479	2,836,026	2,808,630
Other borrowings	—	—	78,905	80,047

Cash and Due From Banks

The carrying amount approximates fair value for these instruments.

Investment Securities

The fair value of investment securities are generally determined using widely accepted valuation techniques including matrix pricing and broker-quote-based applications.

Loans Held For Sale

Loans held for sale are carried at the lower of cost or fair value. These loans currently consist of one-to-four family residential real estate loans originated for sale to qualified third parties. Fair value is based upon the contractual price to be received from these third parties, which may be different than cost.

Community & Southern Holdings, Inc.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2015 and 2014

(In thousands of dollars, except share data)

Loans Held for Investment

Fair values are estimated for portfolios of loans with similar financial characteristics if collateral-dependent. Loans are segregated by type. The fair value of performing loans is calculated by discounting scheduled cash flows through the estimated maturity using estimated market discount rates that reflect observable market information incorporating the credit, liquidity, yield and other risks inherent in the loan. The estimate of maturity is based upon the Company’s historical experience with repayments for each loan classification, modified, as required, by an estimate of the effect of the current economic and lending conditions.

Fair value for significant non-performing loans is generally based upon recent external appraisals. If appraisals are not available, estimated cash flows are discounted using a rate commensurate with the risk associated with the estimated cash flows. Assumptions regarding credit risk, cash flows and discount rates are judgmentally determined using available market information and specific borrower information.

Fair values for PCI loans are valued based upon a discounted expected cash flow methodology that considers various factors including the type of loan and related collateral, credit quality, fixed or variable interest rate, term of loan and whether or not the loan was amortizing and a discount rate reflecting the Company’s assessment of risk inherent in the cash flow estimates. PCI loans are grouped together according to common risk characteristics and are evaluated in aggregated pools when applying various valuation techniques. The Company estimated the gross cash flows expected to be collected on these loans based upon the expected remaining life of the underlying loans, which includes the effects of estimated prepayments. The carrying amounts of PCI loans approximate the fair value.

FDIC Loss Share Receivable

During the fourth quarter of 2015, CSB entered into an early termination agreement with the FDIC to terminate all loss share agreements. As a result of the early termination, the FDIC loss share receivable was extinguished in 2015. Prior to the termination of the loss share agreements, the fair value of the FDIC loss share receivable was estimated using projected cash flows related to the loss sharing agreements based on the expected reimbursements for losses and the applicable loss sharing percentages. The cash flows were discounted to reflect the uncertainty of the time of receipt of the loss-sharing reimbursements from the FDIC. The carrying amount of the FDIC loss share receivable approximated the fair value.

BOLI

The carrying amount approximates fair value for these instruments.

FHLBA

FHLBA stock is carried at its original cost basis, as cost approximates fair value and there is no ready market for such investments.

Deposits

The fair value of deposits with no stated maturity, such as noninterest-bearing demand deposits, savings and money market and checking accounts, is based on the discounted value of estimated cash flows. The fair value of time deposits is based upon the discounted value of contractual cash flows. The discount rate is estimated using the rates currently offered for deposits of similar remaining maturities.

Other Borrowings

The fair value of the Company’s FHLBA advances is estimated based upon the discounted value of contractual cash flows. The fair value of investment securities sold under agreements to repurchase

Community & Southern Holdings, Inc.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2015 and 2014

(In thousands of dollars, except share data)

approximates the carrying amount because of the short maturity of these borrowings. The discount rate is estimated using rates quoted for the same or similar issues or the current rates offered to the Company for debt of the same remaining maturities.

Commitments and Contingencies

For off-balance sheets commitments and contingencies, carrying amounts are reasonable estimates of the fair values for such financial instruments. Carrying amounts include unamortized fee income and, in some cases, reserves for any credit losses from those financial instruments. These amounts are not material to the Company’s financial position.

13.	Employee Benefit Plans

The Company sponsors a defined contribution 401(k) profit sharing plan which covers substantially all employees. This plan is qualified under the Internal Revenue Code and employees are eligible to participate in the 401(k) profit sharing plan after 3 months of service through deferral of portions of their salary. Based upon the employee’s contribution, the Company matches up to 50 percent of the employee contribution up to 6 percent. The Company contributions to the 401(k) profit sharing plan are at the discretion of the Board of Directors. The Company made matching contributions of $606 and $593 during 2015 and 2014, respectively.

The Company also maintains an unfunded, noncontributory, nonqualified SERP that covers key executives of the Company. The plan provides defined benefits based upon a fixed payment schedule. The Company expensed $401 and $403 during 2015 and 2014, respectively for the accrual of the retirement benefits.

14.	Noninterest Expense

Other noninterest expense for the years ended December 31, 2015 and 2014 included the following:

	2015	2014
Technology and data processing	$13,093	$9,187
Legal and professional services	7,100	5,120
Printing and supplies	883	980
Advertising	2,013	1,661
Insurance expense	1,283	1,203
Postage	732	620
FDIC deposit insurance expense	2,505	2,649
FDIC recovery expense	3,605	—
Loss on extinguishment of other borrowings	909	—
Loss on sale of fixed assets, net	1,141	454
Other	5,273	8,006

Total other noninterest expense	$38,537	$29,880

Community & Southern Holdings, Inc.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2015 and 2014

(In thousands of dollars, except share data)

15.	Accumulated Other Comprehensive Income

In addition to presenting the Consolidated Statements of Comprehensive Income herein, the following table shows the tax effects allocated to each component of Accumulated Other Comprehensive Income (“AOCI”) for the years ended December 31, 2015 and 2014:

	December 31, 2015			December 31, 2014
	Before-Tax		Net-of-Tax	Before-Tax		Net-of-Tax
	Amount	Tax	Amount	Amount	Tax	Amount
AOCI, beginning balance	$3,961	$(1,391)	$2,570	$1,094	$(384)	$710
Unrealized gains / (losses) on securities:
Net unrealized gains / (losses) arising during the period	(1,879)	666	(1,213)	4,404	(1,530)	2,874
Less: reclassification adjustment for gains included in net income	(708)	241	(467)	(1,341)	456	(885)
Amortization of unrealized gains on investment securities transferred from available-for-sale to held-to-maturity	(179)	61	(118)	(196)	67	(129)

AOCI, ending balance	$1,195	$(423)	$772	$3,961	$(1,391)	$2,570

Reclassifications out of AOCI consisted of the following:

Details about components of AOCI	December 31		Affected line item in the Consolidated Financial
	2015	2014	Statements

Realized gains on AFS securities:	$(708)	$(1,341)	Securities gains
	241	456	Income tax expense

	$(467)	$(885)

Amortization of unrealized gains on investment securities transferred from available-for-sale to held-to-maturity:	$(179)	$(196)	Investment securities held-to-maturity
	61	67	Income tax expense

	$(118)	$(129)

16.	Income Taxes

At December 31, 2015 and 2014, the income tax expense and benefit consisted of the following components:

	2015	2014
Current tax expense
Federal	$2,439	$19,509
State	387	622

Total current tax expense	2,826	20,131

Deferred tax expense (benefit)
Federal	8,748	(19,716)
State	90	(2,066)

Total deferred tax expense (benefit)	8,838	(21,782)

Total income tax expense (benefit)	$11,664	$(1,651)

Community & Southern Holdings, Inc.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2015 and 2014

(In thousands of dollars, except share data)

The Company’s effective tax rate for the years ended December 31, 2015 and 2014 was 32.12% and (31.80)%, respectively which differed from the statutory rate of 35% and 35%, respectively. The difference between the federal income tax rates, applied to income before income taxes and the effective rates were due to the following:

	2015	2014
Income taxes at statutory rates (35% and 35%, respectively)	$12,710	$1,818
Increase (reduction) in income taxes resulting from
Nontaxable income on loans and investments, net of nondeductible expenses	(543)	(603)
Gain on acquisition	—	(797)
State income taxes, net of federal benefit	310	(939)
Tax exempt income - BOLI	(916)	(691)
Captive insurance income	(313)	(150)
Tax credits	(127)	(166)
Meals and entertainment	35	38
Nondeductible reorganization costs	220	110
Other, net	288	(271)

Total income tax expense (benefit)	$11,664	$(1,651)

The major components of the temporary differences that give rise to deferred tax assets and liabilities at December 31, 2015 and 2014 were as follows:

	2015	2014
Deferred tax assets:
Covered assets	$—	$17,060
Goodwill	2,853	3,366
FDIC clawback liability	—	11,659
State carryforwards	781	74
Federal carryforwards	1,018	1,207
Acquired loans	1,845	1,328
Stock-based compensation	6,101	5,598
Allowance for loan loss	15,858	12,176
Nonaccrual loan interest	4,241	5,820
Accrued compensation	2,090	719
Other	3,296	4,662

Total deferred tax asset	38,083	63,669

Deferred tax liabilities:
FDIC loss share receivable	—	(13,310)
Deposit premiums	(2,448)	(3,036)
Available-for-sale securities	(415)	(1,384)
Tax gain on acquisitions	—	(3,636)
Fixed assets	(1,782)	(3,203)
Other	(1,727)	(1,743)

Total deferred tax liability	(6,372)	(26,312)

Net deferred tax asset	$31,711	$37,357

The Company has federal carryforwards of $2,908 that begin to expire in 2033 and state carryforwards of $5,161 which begin to expire in 2018. Additionally, the Company has state tax credit carryforwards of $894 which begin to expire in 2016.

Community & Southern Holdings, Inc.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2015 and 2014

(In thousands of dollars, except share data)

At December 31, 2015 and 2014, the Company had no unrecognized tax benefits recorded. The Company does not expect the total amount of unrecognized tax benefits to significantly increase within the next twelve months.

The Company did not have any amounts accrued for interest and penalties at December 31, 2015 and 2014.

The Company and its subsidiaries are subject to U.S. federal income tax as well as state and local tax in several jurisdictions. Tax years after 2011 are open to examinations by taxing authorities.

17.	Transactions with Related Persons

In the ordinary course of business, loans may be made to officers, directors and affiliated companies at substantially the same terms as comparable transactions with other borrowers. At December 31, 2015 and 2014, related party loans were approximately $2,171 and $2,249, respectively. Repayments of loans made by the related parties were $78 and $68 for the years ended December 31, 2015 and 2014, respectively.

The Company held deposits of $672 and $1,181 from key officers, directors and affiliated companies at December 31, 2015 and 2014, respectively.

There were no other related party transactions that occurred in 2015 and 2014.

18.	Regulatory Requirements and Other Restrictions

The Company (on a consolidated basis) and CSB are subject to various regulatory capital requirements administered by federal and state banking agencies. Capital adequacy guidelines and, additionally for banks, prompt corrective action regulations involve quantitative measures of assets, liabilities and certain off-balance sheets items calculated under regulatory accounting practices. Capital amounts and classifications are also subject to qualitative judgments by regulators. Failure to meet minimum capital requirements results in certain discretionary and required actions by regulators that could have an effect on the Company’s operations.

Quantitative measures established by regulation to ensure capital adequacy require the Company and CSB to maintain minimum amounts and ratios (as defined by regulations and set forth in the table below). Effective January 1, 2015, the Company measures capital adequacy using the standardized approach to the Federal Reserve’s Basel III Final Rule. Basel III retained the general framework from the prior capital adequacy calculations under Basel I, but certain predefined classifications have changed and risk weightings have been revised. Additionally, Basel III introduced a new capital measure, common equity Tier 1 capital (“CET1”), and revised what comprises Tier 1 and Total capital. Further Basel III revised the requirements related to minimum capital adequacy levels as shown in the table below. Management believes, as of December 31, 2015, the Company and CSB meet all capital adequacy requirements to which they are subject. At December 31, 2015 and 2014, regulatory notifications categorized CSB as well-capitalized under the regulatory framework for prompt corrective action. To be categorized as well-capitalized, the Company and CSB must maintain minimum Total risk-based, CET1, Tier 1 risk-based and Tier 1 leverage ratios as set forth in the table. There have been no conditions or events that would affect the Company’s and CSB’s well-capitalized status.

Community & Southern Holdings, Inc.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2015 and 2014

(In thousands of dollars, except share data)

	As of December 31, 2015
			For Capital		To Be Well Capitalized Under
	Actual		Adequacy Purposes		Prompt Corrective Action
	Amount	Ratio	Amount	Ratio	Amount	Ratio

Total capital to risk-weighted assets
Consolidated	$456,230	12.00%	$304,241	8.00%	N/A	N/A
CSB	$451,132	11.88%	$303,807	8.00%	$379,758	10.00%

Common Tier 1 capital to risk-weighted assets
Consolidated	$409,587	10.77%	$171,136	4.50%	N/A	N/A
CSB	$404,489	10.65%	$170,891	4.50%	$246,843	6.50%

Tier 1 capital to risk-weighted assets
Consolidated	$409,587	10.77%	$228,181	6.00%	N/A	N/A
CSB	$404,489	10.65%	$227,855	6.00%	$303,807	8.00%

Tier 1 capital to average assets
Consolidated	$409,587	9.81%	$166,997	4.00%	N/A	N/A
CSB	$404,489	9.69%	$167,002	4.00%	$208,752	5.00%

	As of December 31, 2014
			For Capital		To Be Well Capitalized Under
	Actual		Adequacy Purposes		Prompt Corrective Action
	Amount	Ratio	Amount	Ratio	Amount	Ratio

Total capital to risk-weighted assets
Consolidated	$432,052	16.50%	$209,525	8.00%	N/A	N/A
CSB	$385,688	14.73%	$209,525	8.00%	$261,906	10.00%

Tier 1 capital to risk-weighted assets
Consolidated	$399,211	15.24%	$104,762	4.00%	N/A	N/A
CSB	$352,847	13.47%	$104,762	4.00%	$157,144	6.00%

Tier 1 capital to average assets
Consolidated	$399,211	11.85%	$134,794	4.00%	N/A	N/A
CSB	$352,847	10.47%	$134,794	4.00%	$168,492	5.00%

The Company and CSB are subject to various requirements imposed by state and federal banking statutes and regulations, including regulations requiring the maintenance of noninterest-bearing reserve balances at the Federal Reserve Bank. Banks are allowed to reduce the required balances by the amount of vault cash. As of December 31, 2015 and 2014, the requirement for the Company was $8,267 and $7,573, respectively.

19.	Stock-Based Compensation

The Company has a stock option plan for certain key officers/employees and nonemployee directors. The 2010 Long-Term Incentive Plan (“LTIP plan”) provides stock awards up to 4,135,582 common shares of the Company and as of December 31, 2015 and 2014, there were 484,538 and 609,270 shares available for future grants under this plan, respectively. The plan grants options to certain key officers and nonemployee directors and vest monthly at a rate of 25% per year, except that key officers do not begin vesting until they have completed one year of service, at which time they immediately become 25% vested. Each option remains outstanding for 10 years after the initial grant date. There were 162,000 options granted during 2015 and 285,500 options granted during 2014 under this plan. During 2015 and 2014, there were 92,500 and 5,000 options forfeited, respectively.

In January 2015 and 2014, the Company granted 56,800 and 125,000 restricted stock units (“RSUs”), respectively, and 11,140 and 19,994 deferred stock units (“DSUs”), respectively, to key officers/employees as part of the Company’s LTIP plan. The RSUs were initially structured as time-based awards that vest 50% on the second anniversary of the date of grant and fully vest on the third anniversary. During 2015, certain RSUs granted in 2014 were amended to delay the first vesting date. These awards will be delivered in common stock on the fully vested date with stock-based compensation

Community & Southern Holdings, Inc.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2015 and 2014

(In thousands of dollars, except share data)

expense being recognized over the vesting term. The DSUs are fully vested and non-forfeitable awards that will be delivered in common stock on the earlier of the 1) second anniversary of the date of grant, 2) grantee’s separation of service or 3) a change in control of the Company.

Stock-based awards are recognized over the vesting period and reflected as salaries and employee benefits within the Consolidated Statements of Income, which was $2,086 and $2,531 for the years ending December 31, 2015 and 2014, respectively. Total unrecognized salaries and employee benefit expense related to nonvested share-based compensation was $2,791 and $3,648 at December 31, 2015 and 2014, respectively, and is expected to all be recognized by December 31, 2019 with a weighted-average period of 1.88 years.

Activity in the stock option plan for the years ended December 31, 2015 and 2014 is summarized as follows:

	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (in years)

Outstanding - December 31, 2013	3,100,818	$10.15	5.77
Granted	285,500	12.00	—
Exercised	—	—	—
Forfeited	(5,000)	11.50	—

Outstanding - December 31, 2014	3,381,318	$10.30	5.19

Granted	162,000	12.50	—
Exercised	—	—	—
Forfeited	(92,500)	11.57	—

Outstanding - December 31, 2015	3,450,818	$10.37	4.53

Activity for the DSUs and RSUs for the years ended December 31, 2015 is summarized as follows:

	Number of Shares	Weighted Average Grant Date Fair Value
Outstanding - December 31, 2013	—	$—
Granted	144,994	12.00
Delivered	—	—
Forfeited	—	—

Outstanding - December 31, 2014	144,994	$12.00
Granted	67,940	12.50
Delivered	(208)	12.00
Forfeited	(12,500)	12.00

Outstanding - December 31, 2015	200,226	$12.17

Community & Southern Holdings, Inc.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2015 and 2014

(In thousands of dollars, except share data)

The following table presents information on stock options that were exercisable as of December 31, 2015 and 2014:

	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (in years)

December 31, 2015	2,980,934	$10.19	4.79
December 31, 2014	2,674,289	$10.09	5.57

The Company has utilized the Black-Scholes valuation method to determine the fair value of its stock options. The valuation method requires the use of the following assumptions: the stock price as of the grant date, the expected dividend yield and the expected stock price volatility based upon the historical volatility for a group of comparable publicly-traded companies as defined by the Company. Also, for a period approximating the expected life of the options, the risk-free rate based upon the U.S. Treasury yield curve in effect at the time of grant for periods corresponding with the expected life of the options and the expected option life presented by the period of time the options are expected to be outstanding is based upon historical trends.

The estimated fair value of the options granted, as well as the weighted average and ranged assumptions used in the computations are as follows:

	2015 Black-Scholes Inputs	2014 Black-Scholes Inputs

Fair value of options granted	$4.05	$4.17
Expected dividend yield	—	—
Expected volatility	30.00%	37.00%
Risk-free interest rate	1.47%	1.55%
Expected life (in years)	6.20	5.00

Community & Southern Holdings, Inc.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2015 and 2014

(In thousands of dollars, except share data)

20.	Commitments & Contingencies

In order to meet the financing needs of its customers, the Company has financial instruments with off-balance sheet risk. These financial instruments include commitments to extend credit and standby letters of credit. These instruments involve elements of credit, interest rate and/or liquidity risk.

Commitments to extend credit are legally binding agreements to lend to customers. Commitments generally have fixed expiration dates or other termination clauses and may require payment of fees. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future liquidity requirements. Established credit standards control the credit-risk exposure associated with these commitments. The amount of collateral obtained, if deemed necessary upon extension of credit, is determined on a case by case basis by management through credit evaluation of the customer.

Standby letters of credit are commitments guaranteeing performance of a customer to a third party. These guarantees are issued primarily to support public and private borrowing arrangements. In order to minimize its exposure, the Company credit policies govern the issuance of standby letters of credit.

At December 31, 2015 and 2014, the Company had unused loan commitments and standby letters of credit amounting to the following:

	As of December 31, 2015			As of December 31, 2014
	Fixed Rate	Variable Rate	Total	Fixed Rate	Variable Rate	Total

Unused loan commitments	$22,534	$619,728	$642,262	$25,001	$462,685	$487,686
Standby letters of credit	1,304	38,968	40,272	1,076	38,404	39,480

	$23,838	$658,696	$682,534	$26,077	$501,089	$527,166

The Company, on a case-by-case basis, establishes reserves for those legal claims in which it is probable that a loss will be incurred and the amount of such loss can be reasonably estimated. Based on current knowledge, management does not believe that loss contingencies, if any, arising from pending litigation and regulatory matters will have a material adverse effect on the consolidated financial position, results or liquidity of the Company.

21.	Subsequent Events

Management has evaluated the effects of subsequent events that have occurred after December 31, 2015 and through March 7, 2016, the date the financial statements were issued.

Acquisition by Bank of the Ozarks, Inc.

On October 19, 2015, the Company entered into a definitive merger agreement with Bank of the Ozarks, Inc. (“OZRK”). The Company and OZRK jointly announced the signing of a definitive agreement and plan of merger (“Agreement”) whereby OZRK will acquire the Company and its wholly owned bank subsidiary, CSB, in an all-stock transaction valued at approximately $799,600, or approximately $20.50 per fully diluted Company share, subject to potential adjustments as described in the Agreement.

Under the terms of the agreement, which has been approved by the boards of directors and shareholders of both companies, each holder of outstanding shares of common stock of the Company will receive

Community & Southern Holdings, Inc.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2015 and 2014

(In thousands of dollars, except share data)

shares of common stock of OZRK. The number of OZRK shares to be issued will be determined based on the fifteen day volume weighted average stock price of OZRK’s common stock as of the second business day prior to the closing date, subject to a minimum and maximum price of $34.10 and $56.84, retrospectively.

Upon the closing of the transaction, the Company will merge into OZRK and CSB will merge into OZRK’s wholly-owned bank subsidiary, Bank of the Ozarks. Completion of the transaction is subject to certain closing conditions, including customary regulatory and shareholder approvals. The transaction is expected to close during the first or second quarter of 2016.

MANAGEMENT’S REPORT ON INTERNAL CONTROL OVER FINANCIAL REPORTING

Community & Southern Holdings, Inc.’s (the “Company”) internal control over financial reporting is a process effected by those charged with governance, management, and other personnel, designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of reliable financial statements in accordance with accounting principles generally accepted in the United States of America. The Company’s assessment was conducted to meet the reporting requirements of Section 112 of the Federal Deposit Insurance Corporation Improvement Act (FDICIA), and included controls over the preparation of financial statements in accordance with accounting principles generally accepted in the United States of America and with the regulatory reporting requirements associated with Form FR Y-9C, Form FR Y-9LP, and the Consolidated Reports of Condition and Income. An entity’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the entity; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with accounting principles generally accepted in the United States of America and financial statements for regulatory reporting purposes, and that receipts and expenditures of the entity are being made only in accordance with authorizations of management and those charged with governance; and (3) provide reasonable assurance regarding prevention, or timely detection and correction of unauthorized acquisition, use, or disposition of the entity’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent, or detect and correct misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies and procedures may deteriorate.

Management is responsible for establishing and maintaining effective internal control over financial reporting, including controls over the preparation of regulatory financial statements. Management assessed the effectiveness of the Company’s internal control over financial reporting as of December 31, 2015, based on the framework set forth by the Committee of Sponsoring Organizations of the Treadway Commission in Internal Control—Integrated Framework (2013). Based on that assessment, management concluded that, as of December 31, 2015, the Company’s internal control over financial reporting, including controls over the preparation of regulatory financial statements, is effective based on the criteria established in Internal Control—Integrated Framework (2013).

Management’s assessment of the effectiveness of internal control over financial reporting, including controls over the preparation of regulatory financial statements, as of December 31, 2015, has been audited by PricewaterhouseCoopers LLP, an independent public accounting firm, as stated in their report dated March 7, 2016.

Community & Southern Holdings, Inc.

March 7, 2016

\s\ Patrick M. Frawley
Patrick M. Frawley Chief Executive Officer

\s\ Anthony P. Valduga
Anthony P. Valduga Chief Financial Officer

\s\ James C. Musselwhite
James C. Musselwhite Controller